As filed with the Securities and Exchange Commission on January 13, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F−4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASPEN INSURANCE HOLDINGS LIMITED

(Exact name of Company as specified in its charter)

Bermuda	6331	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Victoria Hall
11 Victoria Street
Hamilton HM 11
Bermuda
Telephone: (441) 295-8201
Facsimile: (441) 295-1829

(Address, including zip code, and telephone number,
including area code, of Company's principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
Telephone: (212) 590-9200

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Michael Groll, Esq. LeBoeuf, Lamb, Greene & MacRae, L.L.P. 125 West 55th Street New York, NY 10019-5389 Telephone: (212) 424-8000 Facsimile: (212) 424-8500	Joseph D. Ferraro, Esq. LeBoeuf, Lamb, Greene & MacRae, L.L.P. No. 1 Minster Court Mincing Lane London, EC3R 7YL Telephone: 011-44-207-459-5000 Facsimile: 011-44-207-459-5099

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the

Securities Act registration statement number of the earlier effective registration statement for the same offering.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
6.00% Senior Notes due 2014 of Aspen Insurance Holdings Limited	$250,000,000	100%	$250,000,000	$ 29,425.00

(1)	Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 13, 2005

PRELIMINARY PROSPECTUS

ASPEN INSURANCE HOLDINGS LIMITED

OFFER TO EXCHANGE

$250,000,000 principal amount of 6.00% Senior Notes due 2014 of Aspen Insurance Holdings Limited, which have been registered under the Securities Act of 1933, for any and all 6.00% Senior Notes due 2014 of Aspen Insurance Holdings Limited, issued on August 16, 2004

We are offering to exchange Aspen Insurance Holdings Limited's 6.00% Senior Notes due 2014 which have been registered under the Securities Act of 1933, or the "exchange notes," for Aspen Insurance Holdings Limited's currently outstanding 6.00% Senior Notes due 2014 issued on August 16, 2004, or the "outstanding notes." The exchange notes are substantially identical to the outstanding notes, except that the exchange notes have been registered under the federal securities laws and will not bear any legend restricting their transfer. The outstanding notes bear different CUSIP and ISIN numbers than these previously issued notes. The exchange notes will represent the same debt as the outstanding notes, and will be issued under the same indenture.

We will exchange an equal principal amount of exchange notes for all outstanding notes that you validly tender and do not validly withdraw before the exchange offer expires. The exchange offer expires at 5:00 p.m., New York City time, on                 , 2005, unless extended. We do not currently intend to extend the exchange offer.

You may withdraw tenders of outstanding notes at any time prior to the expiration of the exchange offer.

The exchange of outstanding notes for exchange notes will not be a taxable event for United States federal income tax purposes.

Aspen Insurance Holdings Limited will not receive any proceeds from the exchange offer.

We do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

The material risks involved in investing in the exchange notes are described in the "Risk Factors" section starting on page 16 of this prospectus.

None of the Securities and Exchange Commission, any state securities commission, the Bermuda Monetary Authority (the "BMA") or the Bermuda Registrar of Companies has approved or disapproved of the exchange notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Exchange notes may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 of Bermuda which regulates the sale of securities in Bermuda. In addition, the BMA must approve all issuances and transfers of notes of a Bermuda exempted company. The BMA has issued its permission for the issue and transfer of the exchange notes being offered for exchange pursuant to this prospectus. In addition, we will deliver to and file a copy of this prospectus with the Registrar of Companies in Bermuda in accordance with Bermuda law. The BMA and the Bermuda Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in the prospectus.

The date of this prospectus is                     , 2005

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS	3
ENFORCEMENT OF CIVIL LIABILITIES	4
CURRENCY OF PRESENTATION	5
EXCHANGE RATE INFORMATION	5
PROSPECTUS SUMMARY	6
OUR COMPANY	6
SUMMARY OF THE EXCHANGE OFFER	8
SUMMARY DESCRIPTION OF THE EXCHANGE NOTES	12
SELECTED HISTORICAL FINANCIAL DATA	14
RISK FACTORS	16
USE OF PROCEEDS	33
THE EXCHANGE OFFER	34
DESCRIPTION OF THE EXCHANGE NOTES	44
PLAN OF DISTRIBUTION	58
MATERIAL TAX CONSIDERATIONS	59
LEGAL MATTERS	65
EXPERTS	65

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not, and the initial purchaser is not, making an offer of these securities in any state where the offer is not permitted.

i

ABOUT THIS PROSPECTUS

In this prospectus, references to the "Company," "we," "us" or "our" refer to Aspen Insurance Holdings Limited ("Aspen Holdings") or Aspen Holdings and its wholly-owned subsidiaries Aspen Insurance UK Limited ("Aspen Re"), Aspen (UK) Holdings Limited ("Aspen U.K. Holdings"), Aspen Insurance UK Services Limited ("Aspen U.K. Services"), Aspen Insurance Limited ("Aspen Bermuda"), Aspen U.S. Holdings, Inc. ("Aspen U.S. Holdings"), Aspen Specialty Insurance Company ("Aspen Specialty"), Aspen Specialty Insurance Management Inc. ("Aspen Management"), Aspen Re America, Inc. ("Aspen Re America"), Aspen Insurance U.S. Services Inc. ("Aspen U.S. Services") and any other direct or indirect subsidiary collectively, as the context requires. Aspen Re, Aspen Bermuda and Aspen Specialty are each referred to herein as an "Insurance Subsidiary," and collectively referred to as the "Insurance Subsidiaries." "Outstanding notes" refers to the Company's $250,000,000 principal amount of 6.00% Senior Notes due 2014 originally issued on August 16, 2004. "Exchange notes" refers to the Company's 6.00% Senior Notes due 2014 offered pursuant to this prospectus. The outstanding notes and the exchange notes are sometimes referred to collectively as the "notes."

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending one hundred and eighty days after such date, this prospectus will be made available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

Any statements in this prospectus concerning the provisions of any document are not complete. Such references are made to the copy of that document filed or incorporated or deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or otherwise filed with the Securities and Exchange Commission. Each statement concerning the provisions of any document is qualified in its entirety by reference to the document so filed.

Neither the delivery of this prospectus nor any sale or exchange made hereunder or thereunder shall, under any circumstances, create an implication that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to its date. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. The business, financial condition, results of operations and prospects of the Company may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-4 that the Company filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder, which is referred to collectively as the Securities Act. The registration statement covers the exchange notes being offered and encompasses all amendments, exhibits, annexes, and schedules to the registration statement. This prospectus does not contain all the information in the exchange offer registration statement. For further information about the Company and the exchange offer, reference is made to the registration statement. Statements made in this prospectus as to the contents of any contract, agreement, or other document referred to are not necessarily complete. For a more complete understanding and description of each contract, agreement, or other document filed as an exhibit to the registration statement, you should read the documents contained in the exhibits.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a foreign private issuer (as defined in rules under the Exchange Act), we are not required to comply with the periodic reporting requirements imposed upon a U.S. domestic private issuer of securities registered under, and are exempt from the provisions of, the Exchange Act prescribing the content and filing of proxy statements and the solicitation of proxies and the provisions of Section 16 of the Exchange Act relating to the reporting of securities transactions by certain persons and the recovery of "short-swing" profits from the purchase or sale of securities. Nonetheless, pursuant to a provision in our bye-laws, we have filed and will continue to file with the SEC, or Securities and Exchange Commission, all annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports with respect to specified events on Form 8-K, as would be required of a U.S. domestic private issuer subject to those particular requirements of the Exchange Act (including the informational and timing requirements for filing such reports). The audited consolidated financial statements and financial schedules contained in such annual reports and the unaudited quarterly financial information contained in such quarterly reports have been and will be prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") and will include "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the relevant periods. You may read and copy any document we file at the SEC's public reference room in Washington, D.C. at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at www.sec.gov or from our web site at www.aspen.bm. However, the information on our web site does not constitute a part of this prospectus.

In this document we "incorporate by reference" the information that we file with the SEC, which means that they can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus:

Annual Report on Form 10-K for the year ended December 31, 2003;

Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

Quarterly Report on Form 10-Q for the quarter ended June 30, 2004;

Quarterly Report on Form 10-Q for the quarter ended September 30, 2004; and

Current Reports on Form 8-K filed December 16, 2004 and December 23, 2004.

We will provide to each person to whom a copy of this prospectus is delivered, upon request and at no cost to such person, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of such information by writing or telephoning us at:

Aspen Insurance Holdings Limited
Attention: Company Secretary
Victoria Hall, 11 Victoria Street
Hamilton HM 11
Bermuda
(441) 295-8201

You should rely only upon the information provided in this document or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this document, including any information incorporated by reference, is accurate as of any date other than that on the front cover of the document.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Prospectus Summary," "Risk Factors" and elsewhere in this prospectus may include, and the Company may from time to time make, other verbal or written, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve risks and uncertainties, including statements regarding our capital needs, business strategy, expectations and intentions. Statements that use the terms "believe," "do not believe," "anticipate," "expect," "plan," "estimate," "intend" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and because our business is subject to numerous risks, uncertainties and other factors, our actual results could differ materially from those anticipated in the forward-looking statements, and the differences could be significant. The risks, uncertainties and other factors set forth below and under "Risk Factors" and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, those set forth under "Risk Factors" and the following:

•	our short operating history;

•	the impact of acts of terrorism and acts of war;

•	greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices have anticipated;

•	the effectiveness of our loss limitation methods;

•	changes in the availability, cost or quality of reinsurance or retrocessional coverage;

•	loss of key personnel;

•	the inability to maintain financial strength or claims-paying ratings by one or more of our subsidiaries;

•	changes in general economic conditions, including inflation, foreign currency exchange rates, interest rates and other factors that could affect our investment portfolio;

•	increased competition on the basis of pricing, capacity, coverage terms or other factors;

•	the effects of terrorist-related insurance legislation and laws;

•	decreased demand for our insurance or reinsurance products and cyclical downturn of the industry;

•	changes in regulations or tax laws applicable to us, our subsidiaries, brokers or customers;

•	Aspen Holdings or Aspen Bermuda becomes subject to income taxes in the United States or the United Kingdom; and

•	the effect on the insurance markets, business practices and relationships of current litigation, investigations and regulatory activity by the New York State Attorney General's office and other authorities concerning contingent commission arrangements with brokers and bid solicitation activities.

The loss reserves and other estimates regarding the windstorms affecting the southeastern United States and Japan in late 2004, as well as the impact of industry losses on pricing and terms and conditions, could be affected by the following:

•	the total industry losses resulting from these storms;

•	the actual number of the Company's insureds incurring losses from these storms;

•	the limited actual loss reports received from the Company's insureds to date;

•	the Company's reliance on industry loss estimates and those generated by modeling techniques;

•	the amount and timing of losses actually incurred and reported by insureds to the Company;

•	the continued uncertainty in the range of loss estimates to date from the insurance industry;

•	the impact of these storms in the marine and energy market;

•	the inherent uncertainties of establishing estimates and reserves for losses and loss adjustment expenses;

•	the impact of these storms on the Company's reinsurers;

•	the amount and timing of reinsurance recoverables and reimbursements actually received by the Company from its reinsurers; and

•	the overall level of competition, and the related demand and supply dynamics, in the wind exposed property reinsurance lines as contracts come up for renewal.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise or disclose any difference between our actual results and those reflected in such statements.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read in this prospectus reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by the points made above. You should specifically consider the factors identified in this prospectus which could cause actual results to differ before making an investment decision.

ENFORCEMENT OF CIVIL LIABILITIES

We are organized under the laws of Bermuda. In addition, some of our directors and officers reside outside the United States, and all or a substantial portion of their assets and our assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon our non-U.S. directors and officers or to recover against our company, or our non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of notes made hereby by serving CT Corporation System, 111 Eighth Avenue, New York, New York 10011, our U.S. agent appointed for that purpose.

We have been advised by Appleby Spurling Hunter, our Bermuda counsel, that there is doubt as to whether the Courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against us or such persons predicated solely upon U.S. federal securities laws. Further, we have been advised by Appleby Spurling Hunter that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to public policy. It is the advice of Appleby Spurling Hunter that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda Court. Some remedies available under the laws of U.S. jurisdictions, including some remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

CURRENCY OF PRESENTATION

In this prospectus, we present our financial statements in U.S. dollars. In this prospectus, references to "U.S. Dollars," "dollars," "$," or "¢" are to the lawful currency adopted by the United States of America, references to "British Pounds," "pounds" or "£" are to the lawful currency of the United Kingdom, and references to "euros" or "€" are to the lawful currency adopted by the certain member states of the European Union (the "E.U."), unless the context otherwise requires.

This prospectus contains a translation of some British Pound amounts into U.S. dollars at specified exchange rates solely for your convenience. See "Exchange Rate Information" below for information about the rates of exchange between British Pounds and U.S. Dollars for the periods indicated.

Our financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP").

EXCHANGE RATE INFORMATION

The following table sets forth the history of the exchange rates of one British Pound to U.S. Dollars for the periods indicated.(1)

	Last(2)	High	Low	Average(3)
Month Ended December 31, 2004	1.9181	1.9467	1.9147	1.9301
Month Ended November 30, 2004	1.9095	1.9095	1.8342	1.8613
Month Ended October 31, 2004	1.8372	1.8412	1.7795	1.8073
Month Ended September 30, 2004	1.8120	1.8131	1.7731	1.7932
Month Ended August 30, 2004	1.8024	1.8470	1.7855	1.8197
Month Ended July 31, 2004	1.8199	1.8771	1.8084	1.8431
Year Ended December 31, 2004	1.9181	1.9467	1.7663	1.8323
Year Ended December 31, 2003	1.7902	1.7902	1.5500	1.6450
Year Ended December 31, 2002	1.6099	1.6099	1.4088	1.5033
Year Ended December 31, 2001	1.4554	1.5049	1.3727	1.4398
Year Ended December 31, 2000	1.4938	1.6522	1.4016	1.5159

(1)	Data obtained from FactSet/Bloomberg.

(2)	"Last" is the closing exchange rate on the last business day of each of the periods indicated.

(3)	"Average" for the monthly exchange rates is the average daily exchange rate during the periods indicated. "Average" for the year ended periods is calculated using the exchange rates on the last day of each month during the period.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and may not contain all of the information that may be important to you. Although this summary contains important information about the Company and this offering, you should read it together with the more detailed information and our financial statements and the notes to those statements appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including "Risk Factors" and "Disclosure Regarding Forward-Looking Statements," to determine how suitable an investment in the notes would be for you.

OUR COMPANY

Overview

We are a Bermuda holding company that provides property and casualty reinsurance in the global market, property and liability insurance, and marine and aviation insurance principally in the United Kingdom and the United States through our wholly-owned subsidiaries located in London, Bermuda and the United States. For the year ended December 31, 2003, we wrote $1,306.8 million in gross premiums, of which $1,001.9 million related to reinsurance and $304.9 million related to insurance. As of December 31, 2003, approximately 48.0% of our reinsurance gross premiums written covered risks located in the United States and Canada, approximately 21.7% covered risks located in the United Kingdom and the balance covered worldwide risks and risks located in Western Europe, Japan and Australia. Our insurance business covers commercial risks predominantly located in the United Kingdom and the United States, with a small portion in Ireland and elsewhere.

Our senior management and many of our underwriters worked as a team at the Society of Lloyd's ("Lloyd's") Syndicate 2020 ("Syndicate 2020") and its predecessors. Syndicate 2020 is an underwriting operation in the London insurance and reinsurance market (the "London Market") and is managed by Wellington Underwriting Agencies Limited ("WUAL"), a wholly-owned subsidiary of one of our largest shareholders, Wellington Underwriting plc ("Wellington"). When we commenced operations on June 21, 2002, we secured from Wellington and WUAL the opportunity to underwrite a substantial portion of the portfolio of risks that had been developed over many years by the team of underwriters that joined us from Syndicate 2020. Since the formation of the Company, Syndicate 2020 has continued to operate within the operating and regulatory structure of the Lloyd's market. Aspen Re, our principal U.K. operating subsidiary, is an insurance company directly regulated by the U.K. Financial Services Authority ("FSA") and, as such, is not a member of Lloyd's or part of the Lloyd's market.

When we commenced operations on June 21, 2002, Wellington and WUAL agreed to facilitate the transfer to us of our senior management team at that time and all of the Syndicate 2020 underwriters that specialize in the lines of business that we underwrite.

The portion of the portfolio of risks we secured from Wellington and WUAL comprises certain of our initial lines of business, including U.K. commercial property insurance, U.K. commercial liability insurance, property reinsurance and international casualty reinsurance (the "Initial Lines of Business"). We believe this established book of business and the operational continuity we enjoy gave us a competitive advantage over other companies that started in the insurance and reinsurance sectors after the World Trade Center tragedy. As of December 31, 2003, 79% of our business consisted of these Initial Lines of Business.

We manage our operations around two business segments: reinsurance and insurance. For the nine months ended September 30, 2004, approximately 79.0% of our gross premiums written were from our reinsurance operations and approximately 21.0% of our gross premiums written were from our insurance operations. These two business segments and their respective lines of business may, at times, have different business cycles, allowing us to manage our business by emphasizing one segment over the other, or one line of business within a particular segment over another, depending on market conditions.

Our reinsurance segment consists of property reinsurance, casualty reinsurance and specialty reinsurance lines of business. We strive to differentiate ourselves by providing our customers with innovative and customized reinsurance solutions to complex risks by utilizing our intellectual capital and our underwriters' extensive experience in the marketplace.

We operate in three major jurisdictions: London, Bermuda and the United States. Our casualty reinsurance, and some property reinsurance operations, are centered in London, one of the major reinsurance markets in the world. The London Market attracts customers from all over the world seeking flexible and innovative solutions for a wide variety of property, casualty and specialty risks. The London Market is also known for its high concentration of brokers and insurers, and for its highly developed infrastructure.

Our operational base in London allows our management and underwriters to continue to access their long-standing broker and client relationships in this important market. We believe that our presence in the London Market also gives us the advantage of convenient access to extensive resources of underwriting and other professional services, such as actuarial analysis, claims adjustment and consulting services. Aspen Re also writes reinsurance through our U.S. reinsurance intermediary, Aspen Re America.

In addition to the London Market, we have expanded our property reinsurance operations to the Bermuda market through Aspen Bermuda. We believe that Aspen Bermuda will allow us to continue to diversify our business and to take advantage of the favorable regulatory and operating environment that Bermuda provides.

Our insurance segment consists of commercial property insurance and commercial liability insurance lines of business. We currently focus on U.K.-based commercial risks placed through our established contacts with the London and broader U.K. broker community, as well as U.S. surplus lines insurance.

Our insurance operations are conducted primarily in London and the United States. In the United Kingdom and Ireland we underwrite property and liability lines for small and medium-sized commercial customers. We believe that we are able to underwrite these risks successfully because of the specialized knowledge of our dedicated underwriting team and our underwriters' credibility and relationships in the London Market and throughout the U.K. regional markets.

For our U.S. surplus lines business, we write both property and casualty insurance business. We expect this book of business to consist of approximately 50% property risks and 50% casualty risks in 2004.

We established the Company to take advantage of unprecedented opportunities for new insurers and reinsurers. We were initially capitalized with $836.9 million from our founding shareholders, which included affiliates of The Blackstone Group ("Blackstone"), Wellington, Candover Partners Limited ("Candover"), Credit Suisse First Boston Private Equity ("CSFB Private Equity"), Montpelier Re Holdings Ltd. ("Montpelier Re"), 3i Group plc ("3i"), Olympus Partners ("Olympus") and Phoenix Equity Partners ("Phoenix"). We followed this with an initial public offering of our ordinary shares on December 9, 2003. At September 30, 2004, we had $1,417.7 million in shareholders' equity.

Our principal executive offices are located at Victoria Hall, 11 Victoria Street, Hamilton HM 11, Bermuda and our telephone number at that location is (441) 295-8201.

SUMMARY OF THE EXCHANGE OFFER

The following is a brief summary of terms of the exchange offer covered by this prospectus. For a more complete description of the exchange offer, see "The Exchange Offer."

Initial Offering of Outstanding Notes	The outstanding notes were issued by the Company on August 16, 2004 to Deutsche Bank Securities, Inc., Goldman, Sachs & Co., Banc of America Securities LLC and Credit Suisse First Boston LLC, as initial purchasers (the "Initial Purchasers"). The Initial Purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and to non-U.S. Persons within the meaning of Regulation S under the Securities Act.
Exchange and Registration Rights Agreement	Simultaneously with the initial sale of the outstanding notes, the Company and the Initial Purchasers entered into an exchange and registration rights agreement for the exchange offer. The registration rights agreement requires, among other things, that the Company use its reasonable best efforts to complete a registered exchange offer for the outstanding notes or cause to become effective a shelf registration statement for resales of the outstanding notes. The exchange offer is intended to satisfy the obligations under the registration rights agreement. After the exchange offer is complete, the Company will not have any further obligations, except under limited circumstances, to provide for any exchange or registration rights of your outstanding notes.
The Exchange Offer	Pursuant to the registration rights agreement, the Company is offering to exchange $1,000 principal amount of the Company's 6.00% Senior Notes due 2014 of Aspen Insurance Holdings Limited, which have been registered under the Securities Act of 1933, for each $1,000 principal amount of the Company's currently outstanding 6.00% Senior Notes due 2014 of Aspen Insurance Holdings Limited issued on August 16, 2004, which were offered without registration under the Securities Act in the initial offering.
Mechanics of the Exchange Offer	The Company will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on , 2005. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. Exchange notes will be issued only in integral multiples of $1,000. The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:
• the exchange notes have been registered under the Securities Act and will not bear any legend restricting their transfer;
• the exchange notes bear a different CUSIP number than the outstanding notes; and

• the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions for an increase in the interest rate in some circumstances relating to the timing of the exchange offer.
Resales	The Company believes that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:
• you acquire the exchange notes in the ordinary course of your business;
• you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued in the exchange offer; and
• you are not an affiliate of ours.
If any of these conditions is not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from these requirements, you may incur liability under the Securities Act. The Company will not assume, nor will it indemnify you against, any such liability.
Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for outstanding notes, where such outstanding notes were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. See "Plan of Distribution."
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2005, unless extended. The Company does not currently intend to extend the exchange offer.
Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, including that it does not violate any applicable law or Securities and Exchange Commission staff interpretation.
Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the applicable procedures under DTC's Automated Tender Offer Program, prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus. See "The Exchange Offer — Procedures for Tendering Outstanding Notes."

Procedures for Tendering Outstanding Notes	If you wish to accept the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, in accordance with the instructions contained in this prospectus and in the letter of transmittal. You should then mail or otherwise deliver the letter of transmittal, or facsimile, together with the outstanding notes to be exchanged and any other required documentation, to the exchange agent at the address set forth in this prospectus and in the letter of transmittal.
By executing the letter of transmittal, you will represent to the Company that, among other things:
• you, or the person or entity receiving the related exchange notes, are acquiring the exchange notes in the ordinary course of business;
• neither you nor any person or entity receiving the related exchange notes is engaging in or intends to engage in a distribution of the exchange notes within the meaning of the federal securities laws;
• neither you nor any person or entity receiving the related exchange notes has an arrangement or understanding with any person or entity to participate in any distribution of the exchange notes;
• neither you nor any person or entity receiving the related exchange notes is an "affiliate" of the Company, as defined in Rule 405 under the Securities Act;
• if you are a broker-dealer, you will receive the exchange notes for your own account in exchange for outstanding notes acquired as the result of market making activities or other trading activities and that you will deliver a prospectus in connection with any resale of the exchange notes; and
• you are not acting on behalf of any person or entity that could not truthfully make these statements.
Alternatively, you may tender your outstanding notes by following the procedures for book-entry delivery or by complying with the guaranteed delivery procedures each described in this prospectus. See "The Exchange Offer — Procedures for Tendering Outstanding Notes."
Special Procedures for Beneficial Owners	If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or outstanding notes in the exchange offer, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf.

Effect of Not Tendering	Any outstanding notes that are not tendered or that are tendered but not accepted will remain subject to restrictions on transfer. Since the outstanding notes have not been registered under the Securities Act, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. Upon the completion of the exchange offer, the Company will not have any further obligations, except under limited circumstances, to provide for registration of the outstanding notes under the Securities Act. See "The Exchange Offer — Certain Consequences to Holders of Outstanding Notes Not Tendering in the Exchange Offer."
Interest on the Exchange Notes and the Outstanding Notes	The exchange notes will bear interest from the most recent interest payment date to which interest has been paid on the outstanding notes or, if no interest has been paid, from August 16, 2004. Interest on the outstanding notes accepted for exchange will cease to accrue upon the issuance of the exchange notes.
Withdrawal Right	Tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date by complying with the withdrawal procedures described in this prospectus. See "The Exchange Offer — Withdrawal of Tenders."
Material Tax Considerations	The exchange of outstanding notes for exchange notes will not be a taxable event for United States federal income tax purposes. See "Material Tax Considerations."
Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. We will receive in exchange outstanding notes in like principal amount. We will retire or cancel all of the outstanding notes tendered in the exchange offer.
No Dissenters' Rights	Holders of the outstanding notes do not have any appraisal or dissenters' rights in connection with the exchange offer.
Exchange Agent	Deutsche Bank Trust Company Americas is the exchange agent for the exchange offer.

SUMMARY DESCRIPTION OF THE EXCHANGE NOTES

The exchange offer applies to the entire $250 million aggregate principal amount of outstanding notes. The terms of the outstanding notes and exchange notes are identical in all material respects, except for certain transfer restrictions, registration and other rights relating to the exchange of outstanding notes for exchange notes and the payment of special interest. The exchange notes will evidence the same debt as the outstanding notes and will be governed by the indenture under which the outstanding notes were issued. See the section entitled "Description of the Exchange Notes."

Issuer	Aspen Insurance Holdings Limited
Notes offered	$250,000,000 aggregate principal amount 6.00% Senior Notes due 2014.
Maturity Date	August 15, 2014
Interest	February 15 and August 15 of each year, commencing on February 15, 2005.
Ranking	The notes will be senior unsecured general obligations of our company and will rank equally with all of our other senior unsecured indebtedness from time to time outstanding.
We conduct substantially all of our operations through our subsidiaries and our subsidiaries generate substantially all of our operating income and cash flow. The notes will not be guaranteed by any of our subsidiaries and will be effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. As of September 30, 2004, the consolidated liabilities of our subsidiaries that were structurally senior to the notes were $1,317.0 million.
Optional Redemption	We may redeem the notes, in whole or in part, at any time at a "make-whole" redemption price equal to the greater of:
• 100% of the principal amount being redeemed; or
• the sum of the present values of the remaining scheduled payments of principal and interest (other than accrued interest) on the notes being redeemed, discounted to the redemption date on a semi-annual basis at the treasury rate plus 25 basis points, plus, in either case, accrued and unpaid interest. See "Description of the Exchange Notes — Optional Redemption."

Additional Amounts	Subject to certain limitations and exceptions, we will make payments of principal, premium, if any, interest and any other amounts on the notes without withholding or deduction at source for taxes imposed by Bermuda or any other jurisdiction in which Aspen Holdings is organized or otherwise considered to be a resident for tax purposes, or any other jurisdiction from which or through which a payment is made by Aspen Holdings. See "Description of the Exchange Notes — Payment of Additional Amounts."
Tax Redemption	We may redeem the notes, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, at any time certain tax events occur as described in "Description of the Exchange Notes — Redemption for Tax Purposes."
Covenants	Subject to certain exceptions, so long as any of the notes remain outstanding, we have agreed that neither we nor any of our subsidiaries will (i) create a lien on any shares of capital stock of any Designated Subsidiary (as defined herein), or (ii) issue, sell, assign, transfer or otherwise dispose of any shares of capital stock of any Designated Subsidiary (as defined herein). See "Description of the Exchange Notes — Limitations on Liens on Stock of Designated Subsidiaries," and "— Limitations on Disposition of Stock of Designated Subsidiaries." In addition, unless certain conditions are met, we have also agreed not to merge or consolidate with, or transfer our properties and assets, as an entirety or substantially as an entirety, to any person, or permit any person to consolidate or merge with us, or transfer its properties and assets as an entirety or substantially as an entirety to us. See "Description of the Exchange Notes — Consolidation, Merger and Sale of Assets."

SELECTED HISTORICAL FINANCIAL DATA

The following table sets forth our selected historical financial data for the periods ended and as of the dates indicated. The summary income statement data for the period from our inception at May 23, 2002 through December 31, 2002 and for the twelve months ended December 31, 2003 and the balance sheet data as of December 31, 2003 and 2002 are derived from our audited consolidated financial statements incorporated by reference in this prospectus, which have been prepared in accordance with U.S. GAAP and have been audited by KPMG Audit Plc, our independent registered public accounting firm. The summary income statement data for the nine months ended September 30, 2004 and September 30, 2003 and the summary balance sheet data as at September 30, 2004 are derived from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus. The unaudited condensed consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and in our opinion, include all adjustments, consisting only of normal recurring adjustments which we consider necessary for a fair presentation of our results of operations and financial position for these periods. These historical results are not necessarily indicative of results to be expected from any future period, and the results presented below are not necessarily indicative of our full year performance. Due to our limited operating history, the ratios presented may not be indicative of our future performance. You should read this selected historical financial data in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2003, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 which are incorporated into this prospectus by reference. See "Where You Can Find More Information."

	Nine Months Ended September 30,		Periods Ended December 31,
	2004	2003	2003	2002 (1)
	($ in millions, except per share amounts and percentages)
Summary Income Statement Data
Gross premiums written	$1,370.0	$1,161.8	$1,306.8	$374.8
Net premiums written	1,168.9	961.1	1,092.8	312.6
Net premiums earned	926.2	539.0	812.3	120.3
Loss and loss adjustment expenses	(566.7)	(276.4)	(428.4)	(76.9)
Policy acquisition and general and administrative expenses	(234.9)	(140.8)	(205.6)	(29.8)
Net investment income	46.3	16.7	29.6	8.5
Net realized gains (losses)	(1.7)	(1.8)	(0.9)	12.6
Net income	122.9	97.6	152.1	28.6
Selected Ratios (based on U.S. GAAP income statement data):
Loss ratio (on net premiums earned) (2)	61%	51%	53%	64%
Expense ratio (on net premiums earned) (3)	26	26	25	25
Combined ratio (4)	87%	77%	78%	89%

		As at December 31,
	As at September 30, 2004	2003	2002
	($ in millions, except per share amounts and percentages)
Summary Balance Sheet Data
Cash and investment(5)	$2,751.3	$1,847.1	$932.0
Premiums receivable	683.7	496.5	214.5
Total assets	3,887.1	2,578.5	1,211.8
Book value per share	$20.5	$18.7	$15.4
Losses and loss adjustment expense reserves	1,137.5	525.8	93.9
Reserves for unearned premiums	853.7	572.4	215.7
Long term loan and bank debt	289.3	40.0	—
Total shareholders' equity	1,417.7	1,298.7	878.1
Ratio of earnings to fixed charges (6)	52.75x	519.75x	—	(7)
Ratio of debt to total capitalization	16.9%	3.0%	—

(1)	The financial information for this period reflects our results for the period from May, 23 2002, the date of our formation, to December 31, 2002.

(2)	The loss ratio is calculated by dividing losses and loss adjustment expenses by net premiums earned.

(3)	The expense ratio is calculated by dividing acquisition expense and general and administrative expense by net premiums earned.

(4)	The combined ratio is the sum of the loss ratio and the expense ratio.

(5)	Investments include fixed maturities and short-term investments.

(6)	Earnings consist of net income before tax, excluding interest expenses, net realized investment gains (losses) and net foreign exchange gains (losses). Fixed charges consist of interest expense and an imputed interest component for rental expense.

(7)	Not meaningful because we had no debt financings as of such date.

RISK FACTORS

Your decisions whether or not to participate in the exchange offer and own outstanding notes or exchange notes will involve some degree of risk. You should be aware of, and carefully consider, the following risk factors, along with all of the other information provided or referred to in this prospectus, before deciding whether or not to participate in the exchange offer. The risks and uncertainties described below are not the only ones we face. However, these are the risks our management believes are material. Additional risks not presently known to us or that we currently deem immaterial may also impair our future business or results of operations. Any of the risks described below could result in a significant or material adverse effect on our results of operations or financial condition. In that case, you could lose all or part of your investment.

This prospectus also contains forward-looking statements about our business and results of operations that could be impacted by various risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks and uncertainties described below and elsewhere in this prospectus. See "Disclosure Regarding Forward-Looking Statements."

Risks Related to the Exchange Offer

If you do not properly tender your outstanding notes, your ability to transfer such outstanding notes will be adversely affected.

The Company will only issue exchange notes in exchange for outstanding notes that are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding notes and you should carefully follow the instructions on how to tender your outstanding notes. Neither the Company, nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the outstanding notes. If you do not tender your outstanding notes or if your tender of outstanding notes is not accepted because you did not tender your outstanding notes properly, then, after consummation of the exchange offer, you will continue to hold outstanding notes that are subject to the existing transfer restrictions. After the exchange offer is consummated, if you continue to hold any outstanding notes, you may have difficulty selling them because there will be fewer outstanding notes remaining and the market for such outstanding notes, if any, will be much more limited than it is currently. In particular, the trading market for unexchanged outstanding notes could become more limited than the existing trading market for the outstanding notes and could cease to exist altogether due to the reduction in the amount of the outstanding notes remaining upon consummation of the exchange offer. A more limited trading market might adversely affect the liquidity, market price and price volatility of such untendered outstanding notes.

If you are a broker-dealer or participating in a distribution of the exchange notes, you may be required to deliver prospectuses and comply with other requirements.

If you tender your outstanding notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are a broker-dealer that receives exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes.

You may be unable to sell your exchange notes if a trading market for the exchange notes does not develop.

The exchange notes will be new securities for which there is currently no established trading market, and none may develop. The Company does not intend to apply for listing of the exchange notes on any securities exchange or for quotation on any automated dealer quotation system. The liquidity of any market for the exchange notes will depend on the number of holders of the exchange notes, the interest of securities dealers in making a market in the exchange notes and other factors. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. If an active trading market does not develop, the market price and liquidity of the exchange notes may be adversely affected. If the exchange notes are traded, they may trade at a discount from their initial offering price depending upon prevailing interest rates, the market for similar securities, general economic conditions, the performance and business prospects of the Company and certain other factors.

Risks Related to the Notes

Because of our holding company structure, the notes will be subordinated to all indebtedness and liabilities of our subsidiaries.

We are a holding company and conduct substantially all of our operations through our subsidiaries. As a result, claims of holders of the notes will be effectively subordinated to the indebtedness and other liabilities of our subsidiaries. Therefore, in the event of the bankruptcy, liquidation or dissolution of a subsidiary, following payment by such subsidiary of its liabilities, such subsidiary may not have sufficient assets remaining to make payments to us as a shareholder or otherwise. As of September 30, 2004, the liabilities of our subsidiaries that were structurally senior to the notes were approximately $1,317.0 million.

If we caused a subsidiary to pay a dividend to enable us to make payments in respect of the notes, and such transfer were deemed a fraudulent transfer or unlawful distribution, the holders of the notes could be required to return the payment to (or for the benefit of) the creditors of such subsidiary. This would adversely affect our ability to make payments to holders of the notes.

The indenture under which the notes will be issued contains only limited protection for holders of the notes in the event we are involved in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction in the future.

The indenture under which the notes will be issued may not sufficiently protect holders of notes in the event we are involved in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction. The indenture does not contain any provisions restricting our or any of our subsidiaries' ability to incur additional debt, including debt senior in right of payment to the notes, pay dividends on or purchase or redeem capital stock, sell assets (other than certain restrictions on our ability to consolidate, merge or sell all or substantially all of our assets and our ability to sell the stock of certain subsidiaries), enter into transactions with affiliates, create liens (other than certain limitations on creating liens on the stock of certain subsidiaries) or enter into sale and leaseback transactions, or create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

We will depend upon dividends from our subsidiaries to meet our obligations under the notes.

We are a holding company and, as such, have no substantial operations of our own. We do not expect to have any significant operations or assets other than our ownership of the shares of our Insurance Subsidiaries. Dividends and other permitted distributions from our subsidiaries are expected to be our sole source of funds to meet ongoing cash requirements, including debt service payments and other expenses. Bermuda law and regulations, including, but not limited to Bermuda insurance regulation, limit the declaration and payment of dividends and the making of distributions by Aspen Bermuda to us and in certain cases requires the prior notification to, or the approval of, the BMA. Subject to such laws, the directors of Aspen Bermuda have the authority to determine whether or not to declare dividends to us. The maximum amount of dividends or other distributions that could have been paid by Aspen Bermuda to us in 2004, without such notification, is approximately $50 million of which no amounts were paid in 2004. The ability of Aspen Bermuda to pay dividends to us in 2005 will be based, in part, on 2004 results. There is no assurance that dividends will be declared or paid in the future.

Aspen Re, under U.K. company law, is restricted from declaring a dividend to its shareholders unless it has "profits available for distribution." In addition, Aspen Re is regulated by the FSA, which strictly controls the maintenance of solvency margins of insurance companies within its jurisdiction. The maximum amount of dividends that could have been paid by Aspen Re to us in 2004 is £20 million. In 2004, Aspen Re paid us dividends of $35 million.

Under North Dakota insurance law, Aspen Specialty may not pay dividends to shareholders that exceed certain financial thresholds without the prior approval of the North Dakota Commissioner of Insurance. The maximum amount of dividends that could have been paid by Aspen Specialty to us in 2004 is approximately $3 million of which no amounts were paid in 2004. The ability of Aspen Specialty to pay dividends to us in 2005 will be based, in part, on 2004 results. There is no assurance that dividends will be declared or paid in the future.

Aspen Re, Aspen Bermuda and Aspen Specialty have no obligation to pay interest or principal due on the notes or to make funds available to us for that purpose, whether in the form of loans, dividends or other distributions. Accordingly, our ability to repay the notes at maturity or otherwise may be dependent upon our ability to refinance the notes, which will in turn depend, in large part, upon factors beyond our control.

The inability of Aspen Re, Aspen Bermuda and Aspen Specialty to pay dividends to us in an amount sufficient to enable us to meet our cash requirements at the holding company level could have a material adverse effect on our operations and ability to satisfy our obligations to you under the notes.

Our option to redeem the notes in certain circumstances may adversely affect your return on the notes.

The notes will be redeemable at our option at a "make whole" redemption price or if certain tax events occur. Redemption may occur at a time when prevailing interest rates are relatively low. If this happens, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the redeemed notes. See "Description of the Exchange Notes — Optional Redemption" and "— Redemption for Tax Purposes" for a more detailed discussion of redemption of the notes.

There currently exists no market for the notes and we cannot assure you that an active trading market will develop.

Prior to this offering, there has been no market for the notes. We have been informed by the Initial Purchasers that they intend to make a market in the notes after the offering is completed. However, the Initial Purchasers may cease their market-making at any time without notice. We cannot assure you that a market for the notes will develop in the future or that such markets will be sustained if developed, that you will be able to sell your notes or as to the price at which you will be able to sell your notes. In addition, the liquidity of, and trading market for, the notes may be adversely affected by many factors, including changes in interest rates and declines and volatility in the market for similar securities, or by changes in our financial performance or prospects or in the prospects for companies in our industry generally. If the notes are traded after their initial issuance, they may trade at a discount from their initial offering price.

We are a Bermuda company and it may be difficult for you to enforce judgments against us or our directors and executive officers.

We are incorporated under the laws of Bermuda and our business is based in Bermuda. In addition, certain of our directors and officers reside outside the United States, and all or a substantial portion of our assets and the assets of such persons are located in jurisdictions outside the United States. As such, it may be difficult or impossible to effect service of process within the United States upon us or those persons or to recover against us or them on judgments of U.S. courts, including judgments predicated upon civil liability provisions of the U.S. federal securities laws. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability, including the possibility of monetary damages, on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

We have been advised by Bermuda counsel, that there is no treaty in force between the U.S. and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

In addition to and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to public policy. It is the advice of our Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda Court. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

Risks Related to Our Company

The historical operations and results of the Syndicates may not be indicative of our future performance.

We were formed on May 23, 2002 and began our business operations on June 21, 2002 when Aspen Re commenced its underwriting activities. The historic operations of Syndicate 2020, a portion of whose business we began to reinsure in 2002, do not form a meaningful basis on which to assess the value of an investment in the notes. Our management's past results prior to our formation were achieved largely as contributors to the operation of Syndicate 2020 within the London Market. Aspen Re also operates in the London Market and is seeking to underwrite classes of business with which our management is familiar, but that business could have a substantially different risk profile or different pricing than those previously underwritten by Syndicate 2020 and Lloyd's Syndicate 3030 ("Syndicate 3030"; together with Syndicate 2020, the "Syndicates"). In addition, we are still in the initial stage of our operations in Bermuda and the United States. Insurance companies, such as Aspen Bermuda and Aspen Specialty, in their initial stages of development face substantial business and financial risks and may suffer significant losses. They must establish operating procedures, hire staff, install management information and other systems and complete other tasks necessary to conduct their intended business activities. It is possible that we will not be successful in duplicating the past performance of the Syndicates, or in implementing our business strategy.

If actual claims exceed our loss reserves, our financial results could be significantly adversely affected.

Our results of operations and financial condition depend upon our ability to assess accurately the potential losses associated with the risks that we insure and reinsure. To the extent actual claims exceed our expectations, we will be required to immediately recognize the less favorable experience. This could cause a material increase in our provisions for liabilities and a reduction in our profitability, including operating losses and reduction of capital. To date, we have not been required to make any of these adjustments. It is expected that in the future, the number of claims will increase, and their size and severity could exceed our expectations.

We establish loss reserves to cover our estimated liability for the payment of all losses and loss expenses incurred with respect to premiums earned on the policies that we write. Our current loss reserves are based on estimates involving actuarial and statistical projections at a given point in time of our expectations of the ultimate settlement and administration costs of incurred but not reported ("IBNR") claims, based on facts and circumstances then known, predictions of future events, estimates of future trends in claim frequency and severity and variable factors such as inflation. We utilize actuarial models as well as historical insurance industry loss development patterns to establish appropriate loss reserves. Each of our Insurance Subsidiaries' reserving process and methodology are subject to a quarterly review, the results of which are presented to and reviewed by the boards of directors of our Insurance Subsidiaries. Establishing an appropriate level of loss reserves is an inherently uncertain process. The inherent uncertainties of loss reserves generally are greater for the reinsurance business as compared to the insurance business, principally due to the necessary reliance on the ceding company or insurer for information regarding losses, and the lapse of time from the occurrence of the event to the reporting of the loss to the reinsurer and the ultimate resolution or settlement of the loss. In addition, although we conduct our due diligence on the transactions we underwrite in connection with our reinsurance business, we are also dependent on the original underwriting decisions made by the ceding companies. We are subject to the risk that the ceding clients may not have adequately evaluated the risks to be reinsured and that the premiums ceded may not adequately compensate us for the risks we assume. Accordingly, actual claims and loss expenses paid will likely deviate, perhaps substantially, from the reserve estimates reflected in our consolidated financial statements.

We rely on third party service providers for some claims handling.

We rely on third party service providers to assist us in handling some claims activity. If our third party service providers fail to perform as expected, it could have a negative impact on our financial condition and results of operations.

We could face unanticipated losses from war, terrorism and political unrest, and these or other unanticipated losses could have a material adverse effect on our financial condition and results of operations.

We may have substantial exposure to large, unexpected losses resulting from future man-made catastrophic events, such as acts of war, acts of terrorism and political instability. Although we may attempt to exclude losses from terrorism and certain other similar risks from some coverages we write, we may not be successful in doing so. We generally exclude acts of terrorism and losses stemming from nuclear, biological and chemical events; however, some states in the United States do not permit exclusion of fires following terrorist attacks from insurance policies and reinsurance treaties. Where we believe we are able to obtain pricing that adequately covers our exposure, we have written a limited number of reinsurance contracts covering solely the peril of terrorism. These risks are inherently unpredictable and recent events may lead to increased frequency and severity of losses. It is difficult to predict the timing of these events with statistical certainty or to estimate the amount of loss that any given occurrence will generate. To the extent that losses from these risks occur, our financial condition and results of operations could be materially adversely affected.

Our financial condition and results of operations could be adversely affected by the occurrence of catastrophic events such as natural disasters.

As a part of our insurance and reinsurance operations, we have assumed substantial exposure to losses resulting from natural disasters and other catastrophic events. Catastrophes can be caused by various events, including hurricanes, earthquakes, hailstorms, explosions, severe winter weather, floods, tornadoes, and fires. The incidence and severity of such catastrophes are inherently unpredictable and our losses from catastrophes could be substantial. The occurrence of large claims from catastrophic events may result in substantial volatility in our financial condition or results of operations for any fiscal quarter or year and could have a material adverse effect on our financial condition or results of operations and our ability to write new business. In particular, we write a considerable amount of business that is exposed to Florida windstorms and California earthquakes. More recently, on November 2, 2004, we announced our financial results for the third quarter of 2004, in which we reported a net loss of $(43.0) million for the quarter as a result of the impact of the hurricanes and typhoon in that quarter. This volatility is compounded by accounting regulations that do not permit reinsurers to reserve for such catastrophic events until they occur. We expect that increases in the values and concentrations of insured property will increase the severity of such occurrences per year in the future. Although we will attempt to manage our exposure to these events, a single catastrophic event could affect multiple geographic zones or the frequency or severity of catastrophic events could exceed our estimates, either of which could have a material adverse effect on our financial condition or results of operations. Events that are driven by Florida windstorms and earthquakes in California in particular could have a material adverse effect on our financial condition and results of operations.

Our purchase of reinsurance subjects us to third-party credit risk and such reinsurance may not be available on favorable terms.

We purchase reinsurance for our own account in order to mitigate the effect of certain large and multiple losses upon our financial condition. A reinsurer's insolvency or its inability or reluctance to make timely payments under the terms of its reinsurance agreement with us could have a material adverse effect on us because we remain liable to the insured.

From time to time, market conditions have limited, and in some cases have prevented, insurers and reinsurers from obtaining the types and amounts of reinsurance that they consider adequate for their business needs. For example, following the terrorist attacks of September 11, 2001, reinsurance and retrocessional markets generally became less attractive for purchasers of reinsurance as supply contracted, terms were tightened and premium rates increased. Accordingly, we may not be able to obtain our desired amounts of reinsurance to reduce specific exposures. In addition, even if we are able to obtain such reinsurance, we may not be able to negotiate terms that we deem appropriate or acceptable or obtain such reinsurance from entities with satisfactory creditworthiness. As is typical in our industry, many of our reinsurance contracts have a one-year term, and it is not certain that they can be renewed on reasonable terms; however, based on our past experience and the current state of the reinsurance market, we believe we will be able to renew the majority of such contracts.

The effects of emerging claim and coverage issues on our business are uncertain.

As industry practices and legal, judicial, social and other environmental conditions change, unexpected and unintended issues related to claims and coverage may emerge. These issues may adversely affect our business by either extending coverage beyond our underwriting intent or by increasing the number or size of claims. In some instances, these changes may not become apparent until some time after we have issued insurance or reinsurance contracts that are affected by the changes. In addition, we are unable to predict the extent to which the courts may expand the theory of liability under a casualty insurance contract, such as the range of the occupational hazards causing losses under employers' liability insurance. In particular, our exposure to casualty reinsurance and U.K. liability insurance increases our potential exposure to this risk due to the uncertainties of expanded theories of liability and the long tail nature of these lines of business. There has been a recent, but inconclusive report, commissioned in the U.K. to address escalating premium rates in response to this uncertainty. As a result, the full extent of liability under our insurance or reinsurance contracts may not be known for many years after a contract is issued.

We could be adversely affected by the loss of one or more principal employees or by an inability to attract and retain staff.

Our success will depend in substantial part upon our ability to retain our principal employees and to attract additional employees. As of September 30, 2004, we had approximately 230 full-time employees and, accordingly, depend upon them for the generation and servicing of our business. We rely substantially upon the services of our senior management team. In particular, we rely substantially upon the service of Paul Myners, Chairman of our board of directors, Christopher O'Kane, our Chief Executive Officer, and Julian Cusack, our Chief Financial Officer. Although we have employment agreements with all of the members of our management team and we are not aware of any planned departures or retirements, if we were to lose the services of members of our management team, our business could be adversely affected. We do not currently maintain key man life insurance policies with respect to any of our employees.

The failure of any of the loss limitation methods we employ could have a material adverse effect on our financial condition or our results of operations.

We seek to mitigate our loss exposure by writing a number of our insurance and reinsurance contracts on an excess of loss basis, such that we must pay losses that exceed a specified retention. In addition, we limit program size for each client and purchase reinsurance for our own account. In the case of proportional reinsurance treaties, we seek per occurrence limitations or loss and loss expense ratio caps to limit the impact of losses from any one event. We also seek to limit our loss exposure by geographic diversification. Geographic zone limitations involve significant underwriting judgments, including the determination of the area of the zones and the inclusion of a particular policy within a particular zone's limits. Various provisions of our policies, such as limitations or exclusions from coverage or choice of forum, negotiated to limit our risks may not be enforceable in the manner we intend. We cannot be sure that any of these loss limitation methods will be effective. As a result of the risks we insure and reinsure, unforeseen events could result in claims that substantially exceed our expectations, which could have a material adverse effect on our financial condition or results of operations.

The preparation of our financial statements requires us to make many estimates and judgments that are more difficult than those made in a more mature company because we have more limited historical information through September 30, 2004.

The preparation of our consolidated financial statements requires us to make many estimates and judgments that affect the reported amounts of assets, liabilities (including reserves), revenues and expenses, and related disclosures of contingent liabilities. On an ongoing basis, we evaluate our estimates, including those related to revenue recognition, insurance and other reserves, reinsurance recoverables, investment valuations, intangible assets, bad debts, income taxes, contingencies and litigation. We base our estimates on historical experience, where possible, and on various other assumptions that we believe to be reasonable under the circumstances, which form the basis for our judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Estimates and judgments for a relatively new insurance and reinsurance company, like our company, are more difficult to make than those made for a more mature company because we have more limited historical information through September 30, 2004. A significant part of our current loss reserves is in respect of IBNR. This IBNR reserve is based almost entirely on estimates involving actuarial and statistical projections of our expectations of the ultimate settlement and administration costs. In addition to limited historical information, we utilize actuarial models as well as historical insurance industry loss development patterns to establish loss reserves. Accordingly, actual claims and claim expenses paid may deviate, perhaps substantially, from the reserve estimates reflected in our financial statements.

Our business could be adversely affected by Bermuda employment restrictions.

From time to time, we may need to hire additional employees to work in Bermuda. Under Bermuda law, non-Bermudians (other than spouses of Bermudians) may not engage in any gainful occupation in Bermuda without an appropriate governmental work permit. Work permits may be granted or extended by the Bermuda government upon showing that, after proper public advertisement in most cases, no Bermudian (or spouse of a Bermudian) is available who meets the minimum standard requirements for the advertised position. The Bermuda government recently announced a new policy limiting the duration of work permits to six years, with certain exemptions for key employees. Three members of Aspen Bermuda's management team (or other officers) based in Bermuda are Bermudian. As of September 30, 2004, we had 13 employees in Bermuda. One of these employees is Julian Cusack, our Chief Financial Officer. Julian Cusack is a non-Bermudian and is working under a work permit that will expire on March 9, 2008. We plan to recruit additional employees to work in Bermuda for the Company or Aspen Bermuda. None of our current Bermuda employees for whom we have applied for a work permit has been denied. It is possible that we could lose the services of Julian Cusack or another key employee who is non-Bermudian if we were unable to obtain or renew their work permits, which could have a material adverse affect on our business.

Our concentration on a limited number of lines of business could make us more susceptible to unfavorable market conditions.

We have a portfolio of business that is currently dominated by a limited number of property and casualty lines of business. Given this reliance, there is risk that unfavorable market conditions in these lines could have a disproportionate impact on our Company in comparison with our industry in general.

The aggregated risks associated with reinsurance underwriting could adversely affect us.

In our reinsurance business, we do not separately evaluate each of the individual risks assumed under most reinsurance treaties. This is common among reinsurers. Therefore, we will be largely dependent on the original underwriting decisions made by ceding companies. We are subject to the risk that the ceding companies may not have adequately evaluated the risks to be reinsured and that the premiums ceded may not adequately compensate us for the risks we assume.

We may be unable to enter into sufficient reinsurance security arrangements and the cost of these arrangements may materially impact our margins.

As non-U.S. reinsurers, Aspen Bermuda and Aspen Re are required to post collateral security with respect to liabilities they assume from ceding insurers domiciled in the United States. The posting of collateral security is generally required in order for U.S. ceding companies to obtain credit in their U.S. statutory financial statements with respect to liabilities ceded to unlicensed or unaccredited reinsurers. Under applicable statutory provisions, the security arrangements may be in the form of letters of credit, reinsurance trusts maintained by third-party trustees or funds-withheld arrangements whereby the trust assets are held by the ceding company. Aspen Re is required to post letters of credit or establish other security for its U.S. cedents in an amount equal to 100% of reinsurance recoverables under the agreements to which it is a party with the U.S. cedents. We have currently in place letters of credit facilities and trust funds, as further described in "Management Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources," to satisfy these requirements. If these facilities are not sufficient or if the Company is unable to renew these facilities or is unable to arrange for other types of security on commercially acceptable terms, the ability of Aspen Bermuda and Aspen Re to provide reinsurance to U.S.-based clients may be severely limited. Security arrangements may subject our assets to security interests and/or require that a portion of our assets be pledged to, or otherwise held by, third parties and, consequently, reduce the liquidity of our assets. Although the investment income derived from our assets while held in trust typically accrues to our benefit, the investment of these assets is governed by the investment regulations of the state of domicile of the ceding insurer, which may be more restrictive than the investment regulations applicable to us under Bermuda or U.K. law. The restrictions may result in lower investment yields on these assets, which could adversely affect our profitability.

Our insurance subsidiaries are rated by A.M. Best, S&P and Moody's, and a decline in any of these ratings could affect our standing among brokers and customers and cause our sales and earnings to decrease.

Ratings are a significant factor in establishing the competitive position of insurance and reinsurance companies. A ratings downgrade, therefore, could result in a substantial loss of business as insureds, ceding companies and brokers that place such business move to other insurers and reinsurers with higher ratings. A.M. Best maintains a letter scale rating system ranging from "A++" (Superior) to "F" (in liquidation). S&P maintains a letter scale rating system ranging from "AAA" (Extremely Strong) to "R" (under regulatory supervision). Moody's maintains a letter and number scale rating system ranging from "Aaa" (Exceptional) to "C" (Lowest). Aspen Re is currently rated "A" (Excellent) by A.M. Best, which is the third highest of fifteen rating levels, "A" (Strong) by S&P, which is the sixth highest of twenty-one rating levels, and "A2" (Good) by Moody's, which is the sixth highest of twenty-one rating levels. Aspen Bermuda is currently rated "A" (Excellent) by A.M. Best, which is the fourth highest of fifteen rating levels, and "A" (Strong) by S&P, which is the sixth highest of twenty-one rating levels. Aspen Specialty is currently rated "A" (Excellent) by A.M. Best, which is the fourth highest of fifteen rating levels. The objective of A.M. Best's, S&P's and Moody's rating systems is generally to provide an opinion of an insurer's financial strength and ability to meet ongoing obligations to its policyholders. These ratings reflect A.M. Best's, S&P's and Moody's opinions of the financial strength of our Insurance Subsidiaries; they are not evaluations directed to investors in our notes and are not recommendations to buy, sell or hold our notes.

The ratings of our Insurance Subsidiaries are subject to periodic review by, and may be revised downward or revoked at the sole discretion of, A.M. Best, S&P and/or Moody's. If our ratings are reduced from their current levels by any of A.M. Best, S&P or Moody's, our competitive position in the insurance and reinsurance industry would suffer, and it would be more difficult for us to sell our products.

In addition, several agreements we have with third parties would be impacted by a failure to maintain specified ratings. Under our credit facilities, we would be in default if Aspen Re's or Aspen Bermuda's insurer financial strength ratings fall below "B++" by A. M. Best or "A" by S&P. Under the framework agreement dated May 28, 2002 among Wellington and its affiliates, Aspen U.K. Services and Aspen Holdings, Aspen Re would need to provide a letter of credit with respect to any quota share reinsurance it provides to Syndicate 2020 if Aspen Re's insurer financial strength or similar rating is down-graded below "A" by either S&P and A.M. Best or such lower rating (not being lower than "A") acceptable to Lloyd's from time to time. In addition, the obligations to offer quota shares are subject to a condition that neither the Lloyd's market nor Aspen Re be rated below "BBB" by either S&P or A.M. Best.

Our reliance on brokers subjects us to their credit risk.

In accordance with industry practice, we generally pay amounts owed on claims under our insurance and reinsurance contracts to brokers, and these brokers, in turn, pay these amounts over to the clients that have purchased insurance or reinsurance from us. Although the law is unsettled and depends upon the facts and circumstances of the particular case, in some jurisdictions, if a broker fails to make such a payment, in a significant majority of business that we write, it is highly likely that we will be liable to the client for the deficiency because of local laws or contractual obligations. Likewise, when the client pays premiums for these policies to brokers for payment over to us, these premiums are considered to have been paid and, in most cases, the client will no longer be liable to us for those amounts, whether or not we have actually received the premiums. Consequently, we assume a degree of credit risk associated with brokers around the world with respect to most of our insurance and reinsurance business. However, due to the unsettled and fact-specific nature of the law, we are unable to quantify our exposure to this risk. To date, we have not experienced any material losses related to such credit risks.

Since we depend on a few brokers for a large portion of our insurance and reinsurance revenues, loss of business provided by any one of them could adversely affect us.

We market our insurance and reinsurance worldwide primarily through insurance and reinsurance brokers. Aon Corporation ("Aon"), Marsh & McLennan Companies, Inc. ("Marsh"), Willis Group Holdings, Ltd. ("Willis"), Benfield Group plc ("Benfield") and Ballantyne, McKean & Sullivan Ltd. ("Ballantyne") provided 27.9%, 17.1%, 12.4%, 12.4% and 4.3% (for a total of 74.1%), respectively, of our gross reinsurance premiums written for the twelve months ended December 31, 2003. Aon, SBJ Group Limited ("SBJ"), Marsh, Willis and R. L. Davison & Co. Ltd. ("R. L. Davison") provided 21.5%, 10.9%, 7.4%, 7.4% and 6.3% (for a total of 53.5%), respectively, of our gross insurance premiums written for the twelve months ended December 31, 2003. Several of these brokers also have, or may in the future acquire, ownership interests in insurance and reinsurance companies that compete with us, and these brokers may favor their own insurers or reinsurers over other companies. Loss of all or a substantial portion of the business provided by one or more of these brokers could have a material adverse effect on our business.

If we fail to develop the necessary infrastructure as we grow, our future financial results may be adversely affected.

Our recent and planned future expansion in the United Kingdom, United States and Bermuda has placed and will continue to place increased demands on our financial, managerial and human resources. To the extent we are unable to attract additional professionals, our financial, managerial and human resources may be strained. The growth in our staff and infrastructure also creates more managerial responsibilities for our current senior executives, potentially diverting their attention from the underwriting and business origination functions for which they are also responsible. Furthermore, although we continue to outsource support for our information technology systems to Wellington until termination in August 2005 (for which we gave notice of termination on August 20, 2004), we have not received any other significant administrative services from WUAL since the end of 2003. On December 19, 2003, WUAL gave notice to terminate its administrative services agreement with us with effect 18 months after such date. Our future profitability depends in part on our ability to further develop our resources and effectively manage such transition or expansion. Our inability to achieve such development or effective management may impair our future financial results.

Acquisitions or strategic investments that we may make could turn out to be unsuccessful.

As part of our strategy, we may pursue growth through acquisitions and/or strategic investments in businesses. The negotiation of potential acquisitions or strategic investments as well as the integration of an acquired business or new personnel could result in a substantial diversion of management resources. Acquisitions could involve numerous additional risks such as potential losses from unanticipated litigation or levels of claims and inability to generate sufficient revenue to offset acquisition costs. As a new company, we have limited experience in identifying quality merger candidates, as well as successfully acquiring and integrating their operations.

Our ability to manage our growth through acquisitions or strategic investments will depend, in part, on our success in addressing these risks. Any failure by us to effectively implement our acquisitions or strategic investment strategies could have a material adverse effect on our business, financial condition or results of operations.

Our investment performance may affect our financial results and ability to conduct business.

Our funds are invested by several professional investment management firms under the direction of our investment committee in accordance with detailed investment guidelines set by us. Although our investment policies stress diversification of risks, conservation of principal and liquidity, our investments are subject to market-wide risks and fluctuations, as well as to risks inherent in particular securities. The occurrence of large claims may force us to liquidate securities at an inopportune time, which may cause us to incur capital losses. If we do not structure our investment portfolio so that it is appropriately matched with our insurance and reinsurance liabilities, we may be forced to liquidate investments prior to maturity at a significant loss in order to cover such liabilities. Large investment losses could significantly decrease our asset base, thereby affecting our ability to underwrite new business. For the twelve months ended December 31, 2003, 3.4% or $28.7 million of our total revenue was derived from our invested assets. This represented 13.9% of our income from operations before income tax for the same period.

We may be adversely affected by interest rate changes.

Our operating results are affected, in part, by the performance of our investment portfolio. Our investment portfolio contains interest-sensitive instruments, such as bonds, which may be adversely affected by changes in interest rates. Changes in interest rates could also have an adverse effect on our investment income and results of operations. For example, if interest rates decline, funds reinvested will earn less than expected.

Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. Although we attempt to take measures to manage the risks of investing in a changing interest rate environment, we may not be able to mitigate interest rate sensitivity effectively. Our mitigation efforts include maintaining a portfolio, diversified by obligor and emphasizing higher rated securities, with a relatively short duration to reduce the effect of interest rate changes on book value. Despite our mitigation efforts, a significant increase in interest rates could have a material adverse effect on our book value.

Profitability may be adversely impacted by inflation.

The effects of inflation could cause the severity of claims from catastrophes or other events to rise in the future. Our calculation of reserves for losses and loss expenses includes assumptions about future payments for settlement of claims and claims-handling expenses, such as medical treatments and litigation costs. We write liability business in the United States, the United Kingdom and Australia, where claims inflation has grown particularly strong in recent years. To the extent inflation causes these costs to increase above reserves established for these claims, we will be required to increase our loss reserves with a corresponding reduction in our net income in the period in which the deficiency is identified.

We may be adversely affected by foreign currency fluctuations.

Our reporting currency is the U.S. Dollar. The functional currencies of our reinsurance and insurance segments are the U.S. Dollar and the British Pound. For the twelve months ended December 31, 2003, 10.3% of our gross premiums were written in currencies other than the U.S. Dollar and the British Pound. A portion of our loss reserves and investments are also in currencies other than the U.S. Dollar and the British Pound. We may, from time to time, experience losses resulting from fluctuations in the values of these non-U.S./non-British currencies, which could adversely affect our operating results.

Although we are not currently aware of any material exposures to loss payments that will be paid in currencies other than the U.S. Dollar and the British Pound, we may use hedges to manage probable significant losses that will be paid in non-U.S./non-British currencies. However, it is possible that we will not successfully structure those hedges so as to effectively manage these risks.

The regulatory system under which we operate, and potential changes thereto, could have a material adverse effect on our business.

General. Our insurance and reinsurance subsidiaries may not be able to maintain necessary licenses, permits, authorizations or accreditations in territories where we currently engage in business or obtain them in new territories, or may be able to do so only at significant cost. In addition, we may not be able to comply fully with, or obtain appropriate exemptions from, the wide variety of laws and regulations applicable to insurance or reinsurance companies or holding companies. Failure to comply with or to obtain appropriate authorizations and/or exemptions under any applicable laws could result in restrictions on our ability to do business or to engage in certain activities that are regulated in one or more of the jurisdictions in which we operate and could subject us to fines and other sanctions, which could have a material adverse effect on our business. In addition, changes in the laws or regulations to which our insurance and reinsurance subsidiaries are subject could have a material adverse effect on our business.

Aspen Re. Aspen Re has authorization from the FSA to write certain classes of insurance business in the United Kingdom. As an authorized insurer in the United Kingdom, Aspen Re is able to operate throughout the E.U., subject to compliance with certain notification requirements of the FSA and in some cases, certain local regulatory requirements. As an FSA authorized insurer, the insurance and reinsurance businesses of Aspen Re will be subject to close supervision by the FSA.

The FSA regards Aspen Re, for all intents and purposes, as a relatively new insurer and has stated that it wishes to closely monitor Aspen Re's progress against its business plans and related issues including business development, reinsurance, underwriting controls and claims. More generally, the FSA is strengthening its requirements for senior management arrangements, and for systems and controls of insurance and reinsurance companies under its jurisdiction. Furthermore, the FSA intends to place an increased emphasis on risk identification and management in relation to the prudential regulation of insurance and reinsurance business in the United Kingdom. Changes in the FSA's requirements may have an adverse impact on the business of Aspen Re.

If any entity were to hold 20% or more of the voting rights or 20% or more of the issued ordinary shares in Aspen Holdings, transactions between Aspen Re and such entity may have to be reported to the FSA if the value of those transactions exceeds certain threshold amounts that would render them material connected party transactions. In these circumstances, we cannot assure you that these material connected party transactions will not be subject to regulatory intervention by the FSA.

Aspen Re is required to provide the FSA with information about Aspen Holdings' notional solvency, which involves calculating the solvency position of Aspen Holdings in accordance with the FSA's rules. In this regard, if Aspen Bermuda or Aspen Specialty were to experience financial difficulties, it could affect the "solvency" position of Aspen Holdings and in turn trigger regulatory intervention by the FSA with respect to Aspen Re. Furthermore, any transactions between Aspen Re, Aspen Specialty and Aspen Bermuda that are material connected party transactions would also have to be reported to the FSA. We cannot assure you that the existence or effect of such connected party transactions and the FSA's assessment of the overall solvency of Aspen Holdings and its subsidiaries, even in circumstances where Aspen Re has on its face sufficient assets of its own to cover its required margin of solvency, would not result in regulatory intervention by the FSA with regard to Aspen Re.

There may be reforms in liability insurance practice in the United Kingdom, in response to dramatic price increases that have greatly affected businesses, which may adversely impact the Company. The Office of Fair Trading ("OFT") in the United Kingdom undertook a study as a result of concerns regarding sharp increases in the cost of premiums charged for employers' public and product liability insurance and professional indemnity insurance, collectively referred to as liability insurance. The OFT has indicated that it will continue to keep liability insurance markets under review, including premiums to be charged during late 2004 and early 2005, as it anticipates the markets to have adjusted by that date. The OFT does not presently have price controls in place in relation to liability insurance. We are not aware at this time of any OFT proposals to recommend such price controls but the OFT has stated publicly that if liability insurance markets do not improve by early 2005 the OFT will consider if action is appropriate. In addition, the U.K. Department for Work and Pensions ("DWP") has conducted a specific study regarding employers' liability. Both the OFT and the DWP have focused on the potential benefit to businesses, as insureds, if insurers increased the renewal periods during which insureds can renew their insurance coverage. The OFT has the power to recommend wide ranging reforms to the extent that it finds competition has been hindered as a result of the sharp increase in premiums charged, and to refer the markets to the U.K. Competition Commission which may impose structural and behavioral remedies on the market participants. Although no particular regulatory or legislative reforms have been adopted, these reports and any subsequent regulation may adversely affect our business and results of operations. For example, if insurers were required to increase their renewal periods, this may result in increased competition to retain existing customers.

In addition, given that the framework for supervision of insurance and reinsurance companies in the United Kingdom is largely formed by E.U. directives (which are implemented by member states through national legislation), changes at the E.U. level may affect the regulatory scheme under which Aspen Re will operate. One such directive obliged the United Kingdom to ensure that, in any insolvency or reorganization proceedings concerning an insurer established in the United Kingdom, claims under insurance contracts receive priority over claims under reinsurance contracts. These rules, which were implemented into U.K. law in April 2003, may have the effect that prospective reinsureds may seek security for future claims under reinsurance policies issued by Aspen Re which would increase the cost to Aspen Re of writing reinsurance business. A general review of E.U. insurance directives is currently in progress and may lead to changes such as increased or risk-based minimum capital requirements. The FSA has introduced a new Enhanced Capital Requirement ("ECR") for insurers and reinsurers which include capital charges based on assets, claims and premiums. The level of ECR, which at present is not a "hard" capital requirement, is likely to be at least twice the existing required minimum solvency margin for most companies, although the FSA has already adopted an informal approach of encouraging companies to hold at least twice the current E.U. minimum. In addition, the FSA is proposing to give guidance regularly to insurers under "individual capital guidance", which may result in guidance that a company should hold in excess of the ECR. These changes may increase the required regulatory capital of Aspen Re.

Aspen Re does not presently intend that it will be admitted to do business in any jurisdiction other than the United Kingdom, Ireland and the other member states of the European Economic Area. We cannot assure you, however, that insurance regulators in the United States, Bermuda or elsewhere will not review the activities of Aspen Re and claim that Aspen Re is subject to such jurisdiction's licensing requirements.

Aspen Bermuda. Aspen Bermuda is a registered Class 4 Bermuda insurance and reinsurance company. Among other matters, Bermuda statutes, regulations and policies of the BMA require Aspen Bermuda to maintain minimum levels of statutory capital, surplus and liquidity, to meet solvency standards, to obtain prior approval of ownership and transfer of shares and to submit to certain periodic examinations of its financial condition. These statutes and regulations may, in effect, restrict Aspen Bermuda's ability to write insurance and reinsurance policies, to make certain investments and to distribute funds.

Aspen Bermuda does not maintain a principal office, and its personnel do not solicit, advertise, settle claims or conduct other activities that may constitute the transaction of the business of insurance or reinsurance, in any jurisdiction in which it is not licensed or otherwise not authorized to engage in such activities. Although Aspen Bermuda does not believe it is or will be in violation of insurance laws or regulations of any jurisdiction outside Bermuda, inquiries or challenges to Aspen Bermuda's insurance or reinsurance activities may still be raised in the future.

The offshore insurance and reinsurance regulatory environment has become subject to increased scrutiny in many jurisdictions, including the United States and various states within the United States. Compliance with any new laws or regulations regulating offshore insurers or reinsurers could have a material adverse effect on our business.

Aspen Specialty. Aspen Specialty is organized in and has received a license to write certain lines of insurance business in the State of North Dakota and, as a result, is subject to North Dakota law and regulation under the supervision of the Commissioner of Insurance of the State of North Dakota. The North Dakota Commissioner of Insurance also has regulatory authority over a number of affiliate transactions between Aspen Specialty and other members of our holding company system. The purpose of the state insurance regulatory statutes is to protect U.S. insureds and U.S. ceding insurance companies, not our shareholders or noteholders. Among other matters, state insurance regulations will require Aspen Specialty to maintain minimum levels of capital, surplus and liquidity, require Aspen Specialty to comply with applicable risk-based capital requirements and will impose restrictions on the payment of dividends and distributions. These statutes and regulations may, in effect, restrict the ability of Aspen Specialty to write new business or distribute assets to Aspen Holdings.

In recent years, the U.S. insurance regulatory framework has come under increased federal scrutiny, and some state legislators have considered or enacted laws that may alter or increase state regulation of insurance and reinsurance companies and holding companies. In addition, some members of Congress have begun to explore whether the federal government should play a greater role in the regulation of insurance. Moreover, the NAIC, which is an association of the insurance commissioners of all 50 states and the District of Columbia, and state insurance regulators regularly examine existing laws and regulations. Changes in federal or state laws and regulations or the interpretation of such laws and regulations could have a material adverse effect on our business.

In response to the tightening of supply in certain insurance and reinsurance markets resulting from, among other things, the World Trade Center tragedy, the Terrorism Risk Insurance Act of 2002

(the "Terrorism Act") was enacted to ensure the availability of insurance coverage for certain terrorist acts in the United States. This law establishes a federal assistance program through the end of 2005 to help the commercial property and casualty insurance industry cover claims related to future terrorism related losses and regulates the terms of insurance relating to terrorism coverage. Although the U.S. Congress is likely to consider in 2005 whether to extend the Terrorism Act, we are currently unable to predict whether the Terrorism Act will lapse, be renewed or replaced by something else in 2005, or whether any new initiatives would result in greater federal government intervention in the U.S. insurance and reinsurance markets in which we participate.

New laws and regulations or changes in existing laws and regulations or the interpretation of these laws and regulations could have a material adverse effect on our business or results of operations. For example, a bill now pending in the U.S. Congress would limit the liability of certain defendants who have asbestos liabilities, but would also require defendants and insurers to contribute to a trust fund to compensate persons alleging to have been harmed by asbestos exposure. To the extent that the passage of such legislation might provide our competitors with somewhat greater certainty as to their ultimate asbestos liabilities, some of their current reserves might be released, thus providing them additional underwriting capacity. This, in turn, could result in increased competitive pressure on us. However, because prospects for passage of this bill as well as its details (the trust fund provisions in particular) are uncertain, we cannot at this time predict how the passage of such legislation might impact us.

Our ability to meet ongoing cash requirements may be constrained by our holding company structure.

We are a holding company and, as such, have no substantial operations of our own. We do not expect to have any significant operations or assets other than our ownership of the shares of our Insurance Subsidiaries. Dividends and other permitted distributions from our Insurance Subsidiaries are expected to be our sole source of funds to meet ongoing cash requirements, including any future debt service payments and other expenses, and to pay dividends, if any, to our shareholders. Our Insurance Subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends. The inability of our Insurance Subsidiaries to pay dividends in an amount sufficient to enable us to meet our cash requirements at the holding company level could have a material adverse effect on our business.

Several of our founding shareholders and some of our directors may have conflicts of interest with us.

Several of our founding shareholders and some of our directors engage in commercial activities and enter into transactions or agreements with us or in competition with us, which may give rise to conflicts of interest. Of our directors, Julian Avery was the Chief Executive Officer of Wellington until his resignation effective September 20, 2004. We had in place certain quota share agreements under our framework agreement which may be entered into through 2005 and an administrative services agreement with Wellington and its affiliates for which we have received notice of termination in December 2003, with termination effective 18 months from the date of notice. We also have entered into an IT services agreement with Wellington and its affiliates for which we have provided a notice of termination on August 20, 2004, with termination being effective on August 20, 2005, subject to certain transition services. We also had an agreement with Montpelier Re, one of our founding shareholders, which in 2003 limited the type and the amount of business we could write in Bermuda. Montpelier Re is also a competitor of ours in the reinsurance business.

In addition, several of our founding shareholders and some of our directors have sponsored or invested in, and may in the future sponsor or invest in, other entities engaged in or intending to engage in insurance and reinsurance underwriting, some of which may compete with us. They have also entered into, or may in the future enter into, agreements with companies that may compete with us. We do not have any agreement or understanding with any of these parties regarding the resolution of potential conflicts of interest.

In addition, we may not be in a position to influence any party's decision to engage in activities that would give rise to a conflict of interest. These parties may take actions that are not in our shareholders' best interests. Moreover, under Bermuda law and our bye-laws, any transaction entered into by us in which a director has an interest is not voidable by us nor can such director be accountable to us for any benefit realized under that transaction provided that the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which he has an interest unless the majority of the disinterested directors determines otherwise.

We may experience difficulty in attracting and retaining qualified independent directors in the increasingly regulated corporate governance environment.

We are subject to the independent director requirements of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), SEC rules and the New York Stock Exchange ("NYSE") corporate governance rules, to the extent applicable. The Company has a sufficient number of independent directors to comply with such rules applicable to the audit committee. The Company does not currently have a sufficient number of independent directors to comply with the requirements for independent nomination and compensation committees, although such rules allow a phase-in period of twelve months for newly listed companies such as us and are not strictly applicable to us so long as we remain qualified as a foreign private issuer. Independent directors are generally individuals, other than our employees, officers or their family members or shareholders who hold more than a 10% interest in us, who do not have a material relationship with us and have not received certain compensation or other payments from us in previous years. The ultimate determination of independence, however, is made by our board of directors on a case-by-case basis based on all relevant facts and circumstances.

We may experience difficulty in attracting and retaining qualified independent directors to respond to the increasing regulation of public companies. If we are unable to attract or retain independent directors prior to the compliance deadlines stipulated by the various regulations, we may be faced with delisting of our ordinary shares or a violation of the Sarbanes-Oxley Act.

We may require additional capital in the future, which may not be available or may only be available on unfavorable terms.

Our future capital requirements depend on many factors, including our ability to write new business successfully and to establish premium rates and reserves at levels sufficient to cover losses. To the extent that our funds are insufficient to fund future operating requirements and/or cover claim losses, we may need to raise additional funds through financings or curtail our growth and reduce our assets. Our additional needs for capital will depend on our actual claims experience, especially any catastrophic events. Any equity or debt financing, if available at all, may be on terms that are not favorable to us. If we cannot obtain adequate capital on favorable terms or at all, our business, operating results and financial condition could be adversely affected.

Risks Related to Our Industry

We operate in a highly competitive environment, and substantial new capital inflows into the insurance and reinsurance industry will increase competition.

The insurance and reinsurance industry is highly competitive. In particular, we compete with General Re, Lloyd's, Montpelier Re, Munich Re, Swiss Re and XL Re in the global reinsurance industry and with Lloyd's, Mitsui, Royal & Sun Alliance and Zurich in the U.K. insurance industry. We compete primarily on the basis of experience, the strength of our client relationships, reputation, premiums charged, policy and contract terms and conditions, products offered, speed of claims payment, overall financial strength, ratings and scope of business (both by size and geographic location).

A number of newly-organized, Bermuda-based insurance and reinsurance entities compete in the same market segments in which we operate. Many of these entities derive their profits primarily through Bermuda operations and, consequently, may achieve a lower overall global effective tax rate than us. In addition, we may not be aware of other companies that may be planning to enter the lines of business of the insurance and reinsurance market in which we operate or of existing companies that may be planning to raise additional capital.

Increased competition could result in fewer submissions, lower premium rates and less favorable policy terms and conditions, which could have a material adverse impact on our growth and profitability. We have recently experienced increased competition in some lines of business which has caused a decline in rate increases or a reduction in rates.

Further, insurance/risk-linked securities and derivatives and other non-traditional risk transfer mechanisms and vehicles are being developed and offered by other parties, including non-insurance company entities, which could impact the demand for traditional insurance and reinsurance. A number of new, proposed or potential legislative or industry developments could also increase competition in our industries.

New competition could cause the demand for insurance or reinsurance to fall or the expense of customer acquisition and retention to increase, either of which could have a material adverse effect on our growth and profitability.

Recent events may result in political, regulatory and industry initiatives which could adversely affect our business.

The supply of insurance and reinsurance coverage has decreased due to withdrawal of capacity and substantial reductions in capital resulting from, among other things, the terrorist attacks of September 11, 2001. This tightening of supply has resulted in governmental intervention in the insurance and reinsurance markets, both in the United States and worldwide. For example, on November 26, 2002, the Terrorism Act was enacted to ensure the availability of insurance coverage for certain terrorist acts in the United States. This law requires insurers writing certain lines of property and casualty insurance to offer coverage against certain acts of terrorism causing damage within the United States or to U.S. flagged vessels or aircraft. In return, the law requires the federal government to indemnify such insurers for 90% of insured losses resulting from covered acts of terrorism, subject to a premium-based deductible. Although the U.S. Congress is likely to consider in 2005 whether to extend the Terrorism Act, the law is currently scheduled to expire automatically at the end of 2005 and we cannot predict whether it will lapse, be renewed or replaced by something else. Government-sponsored initiatives in other countries to address the risk of losses from terrorist attacks are similarly subject to change which may impact our business. We are currently unable to predict the extent to which lapse or replacement of the Terrorism Act, or other new initiatives, may affect the demand for or pricing of our products or the risks that our customers may expect us, and our competitors, to underwrite.

The insurance and reinsurance business is historically cyclical and we expect to experience periods with excess underwriting capacity and unfavorable premium rates.

Historically, insurers and reinsurers have experienced significant fluctuations in operating results due to competition, frequency of occurrence or severity of catastrophic events, levels of capacity, general economic conditions and other factors. The supply of insurance and reinsurance is related to prevailing prices, the level of insured losses and the level of industry surplus which, in turn, may fluctuate in response to changes in rates of return on investments being earned in the insurance and reinsurance industry. As a result, the insurance and reinsurance business historically has been a cyclical industry characterized by periods of intense price competition due to excessive underwriting capacity as well as periods when shortages of capacity permitted favorable premium levels. The supply of insurance and reinsurance may increase, either by capital provided by new entrants or by the commitment of additional capital by existing insurers or reinsurers, which may cause prices to decrease. Although premium levels for many products have increased in the recent past, there are several lines of business in which rates are stablizing or declining which, absent a major industry event, may indicate a change in the cycle. In respect of current market conditions, there have been some rate reductions in property lines and a slowing of rate increases in casualty lines. Any of these factors could lead to a significant reduction in premium rates, less favorable policy terms and fewer submissions for our underwriting services. In addition to these considerations, changes in the frequency and severity of losses suffered by insureds and insurers may affect the cycles of the insurance and reinsurance business significantly, and we expect to experience the effects of such cyclicality.

Risks Related to Taxation

We may become subject to taxes in Bermuda after March 28, 2016, which may have a material adverse effect on our results of operations.

The Bermuda Minister of Finance, under the Exempted Undertakings Tax Protection Act 1966, as amended, of Bermuda, has given each of Aspen Holdings and Aspen Bermuda an assurance that if any legislation is enacted in Bermuda that would impose tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax will not be applicable to Aspen Holdings, Aspen Bermuda or any of their respective operations, shares, debentures or other obligations until March 28, 2016. See "Material Tax Considerations — Taxation of Aspen Holdings and Subsidiaries — Bermuda." Given the limited duration of the Minister of Finance's assurance, we cannot be certain that we will not be subject to any Bermuda tax after March 28, 2016.

Our non-U.S. companies may be subject to U.S. tax that may have a material adverse effect on our results of operations and your investment.

If Aspen Holdings or any of its foreign subsidiaries were considered to be engaged in a trade or business in the United States, it could be subject to U.S. corporate income and additional branch profits taxes on the portion of its earnings effectively connected to such U.S. business, in which case its results of operations could be materially adversely affected (although its results of operations should not be materially adversely affected if Aspen Re is considered to be engaged in a U.S. trade or business solely as a result of the binding authorities granted to Aspen Re America, Aspen Management and Wellington Underwriting, Inc. ("WU Inc.")).

Aspen Holdings and Aspen Bermuda are Bermuda companies, and Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services are U.K. companies. We intend to manage our business so that each of these companies will operate in such a manner that none of these companies will be subject to U.S. tax (other than U.S. excise tax on insurance and reinsurance premium income attributable to insuring or reinsuring U.S. risks and U.S. withholding tax on certain U.S. source investment income and the likely imposition of U.S. corporate income and additional branch profits tax on the profits attributable to the business of Aspen Re produced pursuant to the binding authorities granted to Aspen Re America and Aspen Management, as well as the binding authorities previously granted to WU Inc.) because none of these companies should be treated as engaged in a trade or business within the United States (other than Aspen Re with respect to the business produced pursuant to the Aspen Re America, Aspen Management and prior WU Inc. binding authorities agreements). However, because there is considerable uncertainty as to the activities which constitute being engaged in a trade or business within the United States, we cannot be certain that the U.S. Internal Revenue Service ("IRS") will not contend successfully that any of Aspen Holdings or its foreign subsidiaries is/are engaged in a trade or business in the United States based on activities in addition to the binding authorities discussed above. See "Material Tax Considerations — Taxation of Aspen Holdings and Subsidiaries — United States."

Our non-U.K. companies may be subject to U.K. tax that may have a material adverse effect on our results of operations.

None of us, except for Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services, is incorporated in the United Kingdom. Accordingly, none of us, other than Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services, should be treated as being resident in the United Kingdom for corporation tax purposes unless our central management and control is exercised in the United Kingdom. The concept of central management and control is indicative of the highest level of control of a company, which is wholly a question of fact. Each of us, other than Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services, intends to manage our affairs so that none of us, other than Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services, is resident in the United Kingdom for tax purposes.

A company not resident in the United Kingdom for corporation tax purposes can nevertheless be subject to U.K. corporation tax if it carries on a trade through a permanent establishment in the United Kingdom but the charge to U.K. corporation tax is limited to profits (including revenue profits and capital gains) attributable directly or indirectly to such permanent establishment.

Each of us, other than Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services (which should be treated as resident in the United Kingdom by virtue of being incorporated and managed there), intends that we will operate in such a manner so that none of us, other than Aspen Re and Aspen U.K. Services, carries on a trade through a permanent establishment in the United Kingdom. Nevertheless, because neither case law nor U.K. statute definitively defines the activities that constitute trading in the United Kingdom through a permanent establishment, the U.K. Inland Revenue might contend successfully that any of us, other than Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services, are/is trading in the United Kingdom through a permanent establishment in the United Kingdom.

The United Kingdom has no income tax treaty with Bermuda. There are circumstances in which companies that are neither resident in the United Kingdom nor entitled to the protection afforded by a double tax treaty between the United Kingdom and the jurisdiction in which they are resident may be exposed to income tax in the United Kingdom (other than by deduction or withholding) on the profits of a trade carried on there even if that trade is not carried on through a permanent establishment but each of us intend that we will operate in such a manner that none of us will fall within the charge to income tax in the United Kingdom (other than by deduction or withholding) in this respect.

If any of us, other than Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services, were treated as being resident in the United Kingdom for U.K. corporation tax purposes, or if any of us were to be treated as carrying on a trade in the United Kingdom through a permanent establishment, our results of operations could be materially adversely affected.

The impact of Bermuda's letter of commitment to the organization for economic cooperation and development to eliminate harmful tax practices is uncertain and could adversely affect our tax status in Bermuda.

The Organization for Economic Cooperation and Development or the OECD, has published reports and launched a global dialogue among member and non-member countries on measures to limit harmful tax competition. These measures are largely directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. In the OECD's report dated April 18, 2002 and updated as of June 2004, Bermuda was not listed as a tax haven jurisdiction because it had previously signed a letter committing itself to eliminate harmful tax practices and to embrace international tax standards for transparency, exchange of information and the elimination of any aspects of the regimes for financial and other services that attract business with no substantial domestic activity. We are not able to predict what changes will arise from the commitment or whether such changes will subject us to additional taxes.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. We will receive in exchange outstanding notes in like principal amount. We will retire or cancel all of the outstanding notes tendered in the exchange offer.

THE EXCHANGE OFFER

Original Issuance of the Outstanding Notes

On August 16, 2004, the Company issued the outstanding notes in an aggregate principal amount of $250,000,000 to the Initial Purchasers. Because this issuance of the outstanding notes was not a transaction registered under the Securities Act, the outstanding notes were offered by the Initial Purchasers only (i) in the United States, to qualified institutional buyers, as that term is defined in Rule 144A under the Securities Act, in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act, and (ii) outside the United States, to persons other than U.S. persons in offshore transactions in reliance upon Regulation S under the Securities Act.

Exchange and Registration Rights Agreement

The outstanding notes were issued on August 16, 2004. The outstanding notes are subject to broad transfer restrictions owing to the fact that they are not registered under the Securities Act. Consequently, in connection with the issuance of the outstanding notes, the Company entered into an exchange and registration rights agreement with Deutsche Bank Securities, Inc., Goldman, Sachs & Co., Banc of America Securities LLC and Credit Suisse First Boston LLC, as Initial Purchasers. This registration rights agreement requires the Company to register the exchange notes under the Securities Act and to offer to exchange the exchange notes for the outstanding notes. The exchange notes will be issued without a restrictive legend and generally may be resold without registration under the Securities Act. The exchange offer is being effected to comply with the registration rights agreement.

The registration rights agreement requires the Company to:

•	file a registration statement for the exchange offer and the exchange notes within 150 days after the issue date of the outstanding notes;

•	use reasonable best efforts to cause the registration statement to become effective under the Securities Act as soon as practicable, but no later than 210 days after the issue date of the outstanding notes;

•	use best efforts to consummate the exchange offer promptly, but no later than 45 days following the date such registration statement has become effective; and

•	under certain circumstances, file a shelf registration statement for the resale of the outstanding notes and use their best efforts to cause such shelf registration statement, if any, to become effective under the Securities Act.

These requirements under the registration rights agreement will be satisfied when the exchange offer is completed. However, if the Company fails to meet any of these requirements, the holders of the outstanding notes will be paid additional interest on such notes as liquidated damages, and such additional interest will accrue on the principal amount of the outstanding notes (in addition to the stated interest on such notes). Additional interest will accrue at a rate of 0.25% per annum for the first 90-day period from and including the date on which any of the previous events (each a "registration default") occur and shall increase to 0.50% per annum thereafter. Following the cure of all such registration defaults, if any, the accrual of such additional interest on the outstanding notes would cease and the interest rate would revert to the original 6.00% rate.

The Company agreed to keep the exchange offer for the outstanding notes open for not less than 30 days after the date on which notice of such exchange offer is delivered to the holders of the outstanding notes. Under the registration rights agreement, the obligations to register the exchange notes will terminate upon the completion of the exchange offer. However, under certain circumstances specified in the registration rights agreement, the Company may be required to file a "shelf" registration statement for a continuous offer in connection with the outstanding notes pursuant to Rule 415 under the Securities Act.

This summary includes only the material terms of the registration rights agreement. For a full description, you should refer to the complete copy of the registration rights agreement, which has been filed as an exhibit to the registration statement for the exchange offer and the exchange notes in which this prospectus is included.

Transferability of the Exchange Notes

Based on an interpretation of the Securities Act by the staff of the Securities and Exchange Commission in several no-action letters issued to third parties not related to the Company, the exchange notes would, in general, be freely tradable after the completion of the exchange offer without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, any participant in the exchange offer described in this prospectus who is an affiliate of the Company or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

•	will not be able to rely on the interpretations of the Securities and Exchange Commission staff;

•	will not be entitled to participate in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the outstanding notes unless such sale or transfer is made pursuant to an exemption from such requirement.

Each holder of outstanding notes who wishes to exchange outstanding notes for exchange notes pursuant to the exchange offer will be required to represent that:

•	it is not an affiliate of the Company;

•	the exchange notes to be received by it will be acquired in the ordinary course of its business; and

•	at the time of the exchange offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes.

To participate in the exchange offer, you must represent as the holder of outstanding notes that each of these statements is true.

In addition, in connection with any resales of the exchange notes, any broker-dealer that acquired exchange notes for its own account as a result of market-making or other trading activities, which is referred to as an "exchanging broker-dealer," must deliver a prospectus meeting the requirements of the Securities Act. The Securities and Exchange Commission has taken the position that exchanging broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes with the prospectus contained in the registration statement for the exchange offer. Under the registration rights agreement, exchanging broker-dealers and any other person, if any, subject to similar prospectus delivery requirements, will be allowed to use this prospectus in connection with the resale of exchange notes.

The Exchange Offer

Upon the terms and subject to the conditions in this prospectus and in the letter of transmittal, the Company will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on                 , 2005. The Company will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. Outstanding notes may be tendered only in integral multiples of $1,000.

The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

•	the exchange notes have been registered under the Securities Act and will not bear any legend restricting their transfer;

•	the exchange notes bear a different CUSIP number from the outstanding notes; and

•	after consummation of the exchange offer, holders of the exchange notes will not be entitled to any rights under the registration rights agreement, including the provisions for an increase in the interest rate on the outstanding notes in some circumstances relating to the timing of the exchange offer.

The exchange notes will evidence the same debt as the outstanding notes. Holders of exchange notes will be entitled to the benefits of the indenture under which the outstanding notes were issued. The outstanding notes bear different CUSIP and ISIN numbers that the exchange notes previously issued notes.

As of the date of this prospectus, $250,000,000 in aggregate principal amount of outstanding notes was outstanding. The exchange offer will be conducted in accordance with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission under the Securities Act and the Securities Exchange Act.

Interest on the Exchange Notes

The exchange notes will bear interest from the most recent interest payment date to which interest has been paid on the outstanding notes. Interest on the outstanding notes accepted for exchange will cease to accrue upon the issuance of the exchange notes.

Interest on the notes is payable semiannually on February 15 and August 15 of each year of each year to the holders of record on the preceding January 31 or July 31, respectively.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, the Company will not be required to issue exchange notes, and the Company may terminate the exchange offer or, at its option, modify, extend or otherwise amend the exchange offer, if, prior to the expiration date of the exchange offer, as it may be extended from time to time:

•	the exchange offer, or the making of any exchange by a holder, violates any applicable law, rule or regulation or any applicable interpretation of the staff of the SEC;

•	any action or proceeding shall have been instituted or threatened with respect to the exchange offer which would materially impair the Company's ability to proceed with the exchange offer;

•	not all governmental approvals that the Company deem necessary for the consummation of the exchange offer have been obtained; or

•	the trustee with respect to the indenture for the outstanding notes and exchange notes shall have (i) objected in any respect to, or taken any action that could, in the reasonable judgment of the Company, adversely affect the consummation of the exchange offer or the exchange of exchange notes for outstanding notes under the exchange offer, or (ii) taken any action that challenges the validity or effectiveness of the procedures used in making the exchange offer or the exchange of the outstanding notes under the exchange offer.

The foregoing conditions are for the sole benefit of the Company and may be waived by them in whole or in part in their absolute discretion. Any determination made by them concerning an event, development or circumstance described or referred to above shall be conclusive and binding.

If any of the foregoing conditions are not satisfied or waived on the expiration date of the exchange offer, the Company may:

•	terminate the exchange offer and return all tendered outstanding notes to the holders thereof;

•	modify, extend or otherwise amend the exchange offer and retain all tendered outstanding notes until the expiration date, as extended, subject, however, to the withdrawal rights of holders (See "— Withdrawal of Tenders" and "— Expiration Date; Extensions; Amendments; Termination"); or

•	waive the unsatisfied conditions with respect to the exchange offer and accept all outstanding notes tendered and not previously withdrawn.

The Company reserves the right, in its absolute discretion, to purchase or make offers to purchase any outstanding notes that remain outstanding subsequent to the expiration date for the exchange offer and, to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer. Any purchase or offer to purchase will not be made except in accordance with applicable law and will in no event be made prior to the expiration of ten business days after the expiration date.

Certain Consequences to Holders of Outstanding Notes Not Tendering in the Exchange Offer

Consummation of the exchange offer may have adverse consequences to holders of outstanding notes who elect not to tender their notes in the exchange offer. In particular, the trading market for unexchanged outstanding notes could become more limited than the existing trading market for the outstanding notes and could cease to exist altogether due to the reduction in the amount of the outstanding notes remaining upon consummation of the exchange offer. A more limited trading market might adversely affect the liquidity, market price and price volatility of the outstanding notes. If a market for unexchanged outstanding notes exists or develops, the outstanding notes may trade at a discount to the price at which they would trade if the amount outstanding were not reduced. There can, however, be no assurance that an active market in the unexchanged outstanding notes will exist, develop or be maintained or as to the prices at which the unexchanged outstanding notes may be traded. This would result in less protection for holders of unexchanged outstanding notes. See "Risk Factors — If you do not properly tender your outstanding notes, your ability to transfer such outstanding notes will be adversely affected."

Expiration Date; Extensions; Amendments; Termination

For purposes of the exchange offer, the term "expiration date" means 5:00 p.m., New York City time, on                 , 2005, subject to the right to extend such date and time for the exchange offer in the absolute discretion of the Company, in which case the expiration date means the latest date and time to which the exchange offer is extended.

The Company reserves the right, in its absolute discretion, to (i) extend the exchange offer, (ii) terminate the exchange offer if a condition to its obligation to deliver the exchange notes is not satisfied or waived on the expiration date, as extended, or (iii) amend the exchange offer by giving oral or written notice of such delay, extension, termination or amendment to the exchange agent. If the exchange offer is amended in a manner the Company determines constitutes a material change, the Company will extend the exchange offer for a period of two to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offer would otherwise have expired during the two to ten business day period.

The Company will promptly announce any extension, amendment or termination of the exchange offer by issuing a press release to the Dow Jones News Service. The Company will announce any extension of the expiration date no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date. The Company has no other obligation to publish, advertise or otherwise communicate any information about any extension, amendment or termination.

Settlement Date

The exchange notes will be issued in exchange for the outstanding notes in the exchange offer on the settlement date, which will be as soon as practicable following the expiration date of the exchange offer. The Company will not be obligated to deliver exchange notes unless the exchange offer is consummated.

Effect of Tender

Any tender by a holder (and the subsequent acceptance of such tender) of outstanding notes will constitute a binding agreement between that holder and the Company upon the terms and subject to the conditions of the exchange offer described herein and in the letter of transmittal. The acceptance of the exchange offer by a tendering holder of the outstanding notes will constitute the agreement by that holder to deliver good and marketable title to the tendered outstanding notes, free and clear of any and all liens, restrictions, charges, pledges, security interests, encumbrances or rights of any kind of third parties.

Letter of Transmittal; Representations, Warranties and Covenants of Holders of Outstanding Notes

Upon the submission of the letter of transmittal, or agreement to the terms of the letter of transmittal pursuant to an agent's message, a holder, or the beneficial holder of such outstanding notes on behalf of which the holder has tendered, will, subject to that holder's ability to withdraw its tender, and subject to the terms and conditions of the exchange offer generally, be deemed, among other things, to:

•	irrevocably sell, assign and transfer to or upon the Company's order or the order of its nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of such holder's status as a holder of, all outstanding notes tendered thereby, such that thereafter it shall have no contractual or other rights or claims in law or equity against the Company or any fiduciary, trustee, fiscal agent or other person connected with the outstanding notes arising under, from or in connection with such outstanding notes;

•	waive any and all rights with respect to the outstanding notes tendered thereby (including, without limitation, any existing or past defaults and their consequences in respect of such outstanding notes); and

•	release and discharge the Company and the trustee for the outstanding notes from any and all claims such holder may have, now or in the future, arising out of or related to the outstanding notes tendered thereby, including, without limitation, any claims that such holder is entitled to receive additional principal or interest payments with respect to the outstanding notes tendered thereby or to participate in any redemption or defeasance of the outstanding notes tendered thereby.

In addition, such holder of outstanding notes will be deemed to represent, warrant and agree that:

•	it has received and reviewed this prospectus;

•	it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more such beneficial owners of, the outstanding notes tendered thereby and it has full power and authority to execute the letter of transmittal;

•	the outstanding notes being tendered thereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and the Company will acquire good, indefeasible and unencumbered title to such outstanding notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the Company accepts the same;

•	it will not sell, pledge, hypothecate or otherwise encumber or transfer any outstanding notes tendered thereby from the date of the letter of transmittal and agrees that any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

•	in evaluating the exchange offer and in making its decision whether to participate therein by submitting a letter of transmittal and tendering its outstanding notes, such holder has made its own independent appraisal of the matters referred to herein and in any related communications and is not relying on any statement, representation or warranty, express or implied, made to such holder by the Company, the trustee or the exchange agent other than those contained in this prospectus (as amended or supplemented to the expiration date);

•	the execution and delivery of the letter of transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions set out or referred to in this prospectus;

•	the submission of the letter of transmittal to the exchange agent shall, subject to the terms and conditions of the exchange offer, constitute the irrevocable appointment of the exchange agent as its attorney and agent, and an irrevocable instruction to such attorney and agent to complete and execute all or any form(s) of transfer and other document(s) at the discretion of such attorney and agent in relation to the outstanding notes tendered thereby in favor of the Company or such other person or persons as it may direct and to deliver such form(s) of transfer and other document(s) in the attorney's and agent's discretion and/or the certificate(s) and other document(s) of title relating to such outstanding notes' registration and to execute all such other documents and to do all such other acts and things as may be in the opinion of such attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the exchange offer, and to vest in the Company or its nominees such outstanding notes; and

•	the terms and conditions of the exchange offer shall be deemed to be incorporated in, and form a part of, the letter of transmittal which shall be read and construed accordingly.

The representations and warranties and agreements of a holder tendering outstanding notes shall be deemed to be repeated and reconfirmed on and as of the expiration date and the settlement date. For purposes of this prospectus, the "beneficial owner" of any outstanding notes shall mean any holder that exercises investment discretion with respect to such outstanding notes.

Absence of Dissenters' Rights

Holders of the outstanding notes do not have any appraisal or dissenters' rights in connection with the exchange offer.

Acceptance of Outstanding Notes Tendered; Delivery of Exchange Notes

On the settlement date, exchange notes to be issued in partial or full exchange for outstanding notes in the exchange offer, if consummated, will be delivered in book-entry form.

The Company will be deemed to have accepted validly tendered outstanding notes that have not been validly withdrawn as provided in this prospectus when, and if, the Company has given oral or written notice thereof to the exchange agent. Subject to the terms and conditions of the exchange offer, delivery of the exchange notes through the settlement date will be made by the exchange agent on the settlement date upon receipt of such notice. The exchange agent will act as agent for tendering holders of the outstanding notes for the purpose of receiving outstanding notes and transmitting exchange notes as of the settlement date. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, such unaccepted outstanding notes will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

Procedures for Tendering Outstanding Notes

A holder of outstanding notes who wishes to accept the exchange offer, and whose outstanding notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, must instruct this custodial entity to tender such holder's outstanding notes on the holder's behalf pursuant to the procedures of the custodial entity.

To tender in the exchange offer, a holder of outstanding notes must either (i) complete, sign and date the letter of transmittal (or a facsimile thereof) in accordance with its instructions (including guaranteeing the signature(s) to the letter of transmittal, if required), and mail or otherwise deliver such letter of transmittal or such facsimile, together with the certificates representing the outstanding notes specified therein, to the exchange agent at the address set forth in the letter of transmittal for receipt on or prior to the Expiration Date or (ii) comply with the Automated Tender Offer Program ("ATOP") procedures for book-entry transfer or guaranteed delivery procedures described below on or prior to the expiration date.

The exchange agent and the Depository Trust Company ("DTC") have confirmed that the exchange offer is eligible for ATOP. The letter of transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of book-entry transfer) an agent's message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the exchange agent on or prior to the expiration date of the exchange offer at one of its addresses set forth in this prospectus. Outstanding notes will not be deemed surrendered until the letter of transmittal and signature guarantees, if any, or agent's message, are received by the exchange agent.

The method of delivery of outstanding notes, the letter of transmittal, and all other required documents to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, holders should use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to and receipt by the exchange agent on or before the expiration date. Do not send the letter of transmittal or any outstanding notes to anyone other than the exchange agent.

If you are tendering your outstanding notes in exchange for exchange notes and anticipate delivering your letter of transmittal and other documents other than through DTC, you are urged to contact promptly a bank, broker or other intermediary (that has the capability to hold notes custodially through DTC) to arrange for receipt of any exchange notes to be delivered pursuant to the exchange offer and to obtain the information necessary to provide the required DTC participant with account information in the letter of transmittal.

Book-Entry Delivery Procedures for Tendering Outstanding Notes Held with DTC

If you wish to tender outstanding notes held on your behalf by a nominee with DTC, you must (i) inform your nominee of your interest in tendering your outstanding notes pursuant to the exchange offer, and (ii) instruct your nominee to tender all outstanding notes you wish to be tendered in the exchange offer into the exchange agent's account at DTC on or prior to the expiration date. Any financial institution that is a nominee in DTC, including Euroclear and Clearstream, must tender outstanding notes by effecting a book-entry transfer of the outstanding notes to be tendered in the exchange offer into the account of the exchange agent at DTC by electronically transmitting its acceptance of the exchange offer through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the exchange agent's account at DTC, and send an agent's message to the exchange agent. An "agent's message" is a message, transmitted by DTC to and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from an organization that participates in DTC (a "participant") tendering outstanding notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that the Company may enforce the agreement against the participant. A letter of transmittal need not accompany tenders effected through ATOP.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

Holders wishing to tender their outstanding notes but whose outstanding notes are not immediately available or who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's ATOP system prior to the expiration date may tender if:

•    the tender is made through an eligible guarantor institution;

•    prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, or a properly transmitted agent's message and notice of guaranteed delivery: (i) setting forth the name and address of the holder, the registered number(s) of such outstanding notes and the principal amount of outstanding notes tendered, (ii) stating that the tender is being made thereby; and (iii) guaranteeing that, within three (3) business days after the expiration date, the letter of transmittal, or facsimile of the letter of transmittal, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•    the exchange agent receives such properly completed and executed letter of transmittal, or facsimile of the letter of transmittal, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within such three (3) business days after the expiration date.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

Proper Execution and Delivery of Letter of Transmittal

Signatures on a letter of transmittal or notice of withdrawal described below (see "— Withdrawal of Tenders"), as the case may be, must be guaranteed by an eligible institution unless the outstanding notes tendered pursuant to the letter of transmittal are tendered (i) by a holder who has not completed the box entitled "Special Delivery Instructions" or "Special Issuance and Payment Instructions" on the letter of transmittal or (ii) for the account of an eligible institution. If signatures on a letter of transmittal, or notice of withdrawal, are required to be guaranteed, such guarantee must be made by an eligible institution.

If the letter of transmittal is signed by the holder(s) of outstanding notes tendered thereby, the signature(s) must correspond with the name(s) as written on the face of the outstanding notes without alteration, enlargement or any other change whatsoever. If any of the outstanding notes tendered thereby are held by two or more holders, all such holders must sign the letter of transmittal. If any of the outstanding notes tendered thereby are registered in different names on different outstanding notes, it will be necessary to complete, sign and submit as many separate letters of transmittal, and any accompanying documents, as there are different registrations of certificates.

If outstanding notes that are not tendered for exchange pursuant to the exchange offer are to be returned to a person other than the holder thereof, certificates for such outstanding notes must be endorsed or accompanied by an appropriate instrument of transfer, signed exactly as the name of the registered owner appears on the certificates, with the signatures on the certificates or instruments of transfer guaranteed by an eligible institution.

If the letter of transmittal is signed by a person other than the holder of any outstanding notes listed therein, such outstanding notes must be properly endorsed or accompanied by a properly completed note power, signed by such holder exactly as such holder's name appears on such outstanding notes. If the letter of transmittal or any outstanding notes, note powers or other instruments of transfer are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

No alternative, conditional, irregular or contingent tenders will be accepted. By executing the letter of transmittal (or facsimile thereof), the tendering holders of outstanding notes waive any right to receive any notice of the acceptance for exchange of their outstanding notes. Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which payments, and/or substitute certificates evidencing outstanding notes for amounts not tendered or not exchanged are to be issued or sent, if different from the name and address of the person signing the letter of transmittal. If no such instructions are given, outstanding notes not tendered or exchanged will be returned to such tendering holder.

All questions as to the validity, form, eligibility (including time of receipt), and acceptance and withdrawal of tendered outstanding notes will be determined by the Company in its absolute discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all tendered outstanding notes determined by it not to be in proper form or not to be tendered properly or any tendered outstanding notes the acceptance of which would, in the opinion of its counsel, be unlawful. The Company also reserves the right to waive, in its absolute discretion, any defects, irregularities or conditions of tender as to particular outstanding notes, whether or not waived in the case of other outstanding notes. The Company's interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of outstanding notes, none of the Company, the exchange agent nor any other person will be under any duty to give such notification or shall incur any liability for failure to give any such notification. Tenders of outstanding notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

Any holder whose outstanding notes have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the trustee of the outstanding notes. Holders may contact the exchange agent for assistance with such matters.

Withdrawal of Tenders

You may withdraw tenders of outstanding notes at any time prior to 5:00 p.m., New York City time, on           , 2005. Tenders of outstanding notes may not be withdrawn after that time unless the exchange offer is extended with changes in the terms of the exchange offer that are, in the Company's reasonable judgment, materially adverse to the tendering holders of the outstanding notes.

For a withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent prior to the deadline described above at one of its addresses set forth in this prospectus. The withdrawal notice must specify the name of the person who tendered the outstanding notes to be withdrawn, must contain a description of the outstanding notes to be withdrawn, the certificate numbers shown on the particular certificates evidencing such outstanding notes, if applicable, and the aggregate principal amount represented by such outstanding notes; and must be signed by the holder of such outstanding notes in the same manner as the original signature on the letter of transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the outstanding notes. In addition, the notice of withdrawal must specify, in the case of outstanding notes tendered by delivery of certificates for such outstanding notes, the name of the registered holder (if different from that of the tendering holder) or, in the case of outstanding notes tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn outstanding notes. The signature on the notice of withdrawal must be guaranteed by an eligible institution unless the outstanding notes have been tendered for the account of an eligible institution.

Withdrawal of tenders of outstanding notes may not be rescinded, and any outstanding notes properly withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offer. Properly withdrawn outstanding notes may, however, be retendered by the holder again following one of the procedures described in "— Procedures for Tendering Outstanding Notes" prior to the expiration date.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the outstanding notes. The carrying value is face value. Accordingly, the Company will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be expensed over the term of the exchange notes.

Exchange Agent

Deutsche Bank Trust Company Americas has been appointed the exchange agent for the exchange offer. Letters of transmittal and all correspondence in connection with the exchange offer should be sent or delivered by each holder of outstanding notes, or a beneficial owner's commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at the following address and telephone number:

Deutsche Bank Trust Company Americas
c/o DB Services Tennessee, Inc.
Reorganization Unit
P.O. Box 292737
Nashville, TN 37229-2737
Telephone: (800) 735-7777
Facsimile: (615) 835-3701

Additionally, any questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent. Holders of outstanding notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offer.

DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Other Fees and Expenses

The Company will bear the expenses of soliciting tenders of the outstanding notes. The principal solicitation is being made by mail; additional solicitations may, however, be made by telegraph, facsimile transmission, telephone or in person by the exchange agent, as well as by the Company or officers and other employees and those of its affiliates.

Tendering holders of outstanding notes will not be required to pay any fee or commission. If, however, a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, such holder may be required to pay brokerage fees or commissions.

DESCRIPTION OF THE EXCHANGE NOTES

The following description of certain material terms of the exchange notes and the exchange and registration rights agreements does not purport to be complete. The following description is subject to, and is qualified in its entirety by reference to, the indenture (the "base indenture") and the supplemental indenture (the "supplemental indenture", together with the base indenture, the "indenture"), each entered into between the Company, as issuer, and Deutsche Bank Trust Company Americas, as trustee (the "trustee"), and the exchange and registration rights agreement entered into among the Company and the Initial Purchasers. Certain capitalized terms used herein are defined in the indenture.

General

The following description of the terms of the indenture and the notes is a summary. We have summarized only those portions of the indenture and the notes which we believe will be most important to your decision to hold the exchange notes. You should keep in mind, however, that it is the indenture and not this summary that defines your rights as a holder of the notes. You may obtain a copy of the indenture by requesting one from us or the trustee.

In this description, references to "we," "us" and "our" are to Aspen Holdings only, and do not include any of our subsidiaries.

We will issue the exchange notes under the indenture. The exchange notes will:

•	initially be issued in the aggregate principal amount of up to $250 million;

•	bear interest at the annual rate of 6.00%;

•	be redeemable at our option;

•	mature on August 15, 2014, unless previously redeemed;

•	constitute our senior unsecured general obligations;

•	rank equally in right of payment with all of our senior unsecured obligations; and

•	be issued in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Pursuant to a registration rights agreement between us and the Initial Purchasers, we agreed with the Initial Purchasers to file a registration statement enabling holders to exchange the outstanding notes offered hereby for the exchange notes having substantially identical terms, except for certain provisions relating to transfer restrictions and additional interest. See "The Exchange Offer; Exchange and Registration Rights Agreement." The outstanding notes and the exchange notes will constitute a single series of securities under the indenture and, accordingly, will vote together as a single series for purposes of determining whether holders of the requisite percentage in aggregate principal amount of notes have taken actions or exercised rights they are entitled to take or exercise under the indenture.

The indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Additionally, the indenture does not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating.

Principal and Interest

We issued the notes initially in the aggregate principal amount of up to $250 million. We may, without the consent of the holders of any of the notes, issue additional notes from time to time after this offering, having terms identical in all respects to the exchange notes, except for the issue date, the issue price and, in some cases, the initial interest payment date. The exchange notes and any additional notes subsequently issued under the indenture would be treated as a single series for all purposes under the indenture, including, without limitation, waivers, amendments and redemptions.

Interest on the notes will:

•	accrue at an annual rate of 6.00%;

•	accrue from and including August 16, 2004, or, if interest has already been paid, from the date it was most recently paid, as applicable, to but excluding the applicable interest payment date or the maturity date, as the case may be;

•	be computed on the basis of a 360-day year comprised of twelve 30-day months; and

•	be payable semiannually in arrears on February 15 and August 15, commencing February 15, 2005, to the persons who are the registered holders of the notes on the immediately preceding January 31 and July 31.

If any interest payment date, the maturity date or the redemption date of a note falls on a day that is not a business day, the required payment to be made on such date will be made on the immediately succeeding business day as if made on the date that such payment was due and no additional interest will accrue on such payment for a period from and after the interest payment date, maturity date or redemption date, as the case may be, to the date of the payment on the next succeeding business day.

Interest payments for the notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the interest payment date or the date of maturity, as the case may be. Interest on the notes which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the notes are so registered on such regular record date.

Optional Redemption

We may redeem the notes at any time, in whole or in part, at a "make-whole" redemption price equal to the greater of (1) the principal amount being redeemed or (2) the sum of the present values of the remaining scheduled payments of the principal and interest (other than accrued interest) on the notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 25 basis points, plus in either case accrued and unpaid interest to the redemption date.

"Treasury Rate" means, for any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

"Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker (as defined below) as having a maturity comparable to the remaining term of the notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of such notes.

"Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

"Comparable Treasury Price" means, for any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if that release (or any successor release) is not published or does not contain those prices on that business day, (A) the average of the Reference Treasury Dealer Quotations (as defined below) for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations for that redemption date, or (B) if we obtain fewer than four Reference Treasury Dealer Quotations, the average of all the Reference Treasury Dealer Quotations obtained.

"Reference Treasury Dealer Quotations" means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by a Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the redemption date for the notes being redeemed.

"Reference Treasury Dealer" means (1) each of Deutsche Bank Securities Inc. and Goldman, Sachs & Co. and, in each case, their respective successors; provided, however, that if either of them ceases to be a primary U.S. Government securities dealer in New York City, we will appoint another primary U.S. Government securities dealer as a substitute and (2) any other U.S. Government securities dealers selected by us.

Selection and Notice

We will send the holders of the notes to be redeemed a notice of redemption by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If we elect to redeem fewer than all the notes, unless otherwise agreed in a holders' redemption agreement, the trustee will select in a fair and appropriate manner, including pro rata or by lot, the notes to be redeemed in whole or in part.

Unless we default in payment of the redemption price, the notes called for redemption shall cease to accrue any interest on or after the redemption date.

Ranking

The notes will be senior debt. They will rank equally with all our current and future unsecured and unsubordinated indebtedness. The notes will be effectively subordinated to all our current and future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally subordinated to all existing and future liabilities of our subsidiaries. We are a holding company, and we conduct all of our operations through our direct and indirect subsidiaries. As of September 30, 2004, the liabilities of our subsidiaries that were structurally senior to the notes would have been approximately $1,317.0 million.

Limitations on Liens on Stock of Designated Subsidiaries

Under the indenture, we covenanted that, so long as any notes are outstanding, we will not, nor will we permit any subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any Indebtedness secured by any mortgage, pledge, lien, security interest or other encumbrance (each, a "Lien") upon any shares of capital stock of any Designated Subsidiary (whether such shares of stock are now owned or hereafter acquired) without effectively providing concurrently that the notes (and, if we so elect, any other Indebtedness of ours that is not subordinate to the notes and with respect to which the governing instruments require, or pursuant to which we are otherwise obligated, to provide such security) will be secured equally and ratably with such Indebtedness for at least the time period such other Indebtedness is so secured.

For purposes of the indenture, "capital stock" of any person means any and all share capital, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including preferred stock, but excluding any debt securities convertible into such equity.

The term "Designated Subsidiary" means any present or future consolidated subsidiary of ours, the consolidated book value of which constitutes at least 20% of our consolidated book value. As of September 30, 2004, our only Designated Subsidiaries were Aspen Re and Aspen Bermuda.

The term "Indebtedness" means, with respect to any person:

•	the principal of and any premium and interest on (a) indebtedness of such person for money borrowed or (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

•	all capitalized lease obligations of such person;

•	all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

•	all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

•	all obligations of the type referred to in clauses (1) through (4) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise, the amount thereof being deemed to be the lesser of the stated recourse, if limited, and the amount of the obligations or dividends of the other person;

•	all obligations of the type referred to in clauses (1) through (5) of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

•	any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (1) through (6) above.

Limitations on Disposition of Stock of Designated Subsidiaries

The indenture also provides that, so long as any notes are outstanding and except in a transaction otherwise governed by such indenture, we will not, nor will we permit any subsidiary to (other than to us or another Designated Subsidiary) issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, and will not permit any Designated Subsidiary to issue (other than to us or another Designated Subsidiary) any shares (other than director's qualifying shares) of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, if, after giving effect to any such transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, the Designated Subsidiary would remain a subsidiary of the Company and we would own, directly or indirectly, less than 80% of the shares of capital stock of such Designated Subsidiary (other than preferred stock having no voting rights of any kind); provided, however, that the foregoing will not prohibit (1) any issuance, sale, assignment, transfer or other disposition made for at least a fair market value consideration as determined by our Board pursuant to a resolution adopted in good faith and (2) any such issuance or disposition of securities required by any law or any regulation or order of any governmental or insurance regulatory authority.

Notwithstanding the foregoing, (1) we may merge, amalgamate or consolidate any Designated Subsidiary into or with another direct or indirect subsidiary of ours, the shares of capital stock of which we own at least 80%, and (2) we may, subject to the provisions described under "— Consolidation, Amalgamation, Merger and Sale of Assets" below, sell, assign, transfer or otherwise dispose of the entire capital stock of any Designated Subsidiary at one time for at least a fair market value consideration as determined by our Board pursuant to a resolution adopted in good faith.

Consolidation, Amalgamation, Merger and Sale of Assets

The indenture provides that we may not (1) consolidate or amalgamate with or merge into any person (whether or not affiliated with us) or convey, transfer, sell or lease our properties and assets as an entirety or substantially as an entirety to any person (whether or not affiliated with us), or (2) permit any person (whether or not affiliated with us) to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless (a) such person is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia, Bermuda or any country which is, on the date of the indenture, a member of the Organization of Economic Cooperation and Development and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to the notes issued thereunder, and the performance of our obligations under the indenture and the notes issued thereunder; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or of a Designated Subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and (c) certain other documents are delivered.

Certain Other Covenants

Except as otherwise permitted under "— Limitations on Liens of Stock of Designated Subsidiaries" and "— Consolidation, Amalgamation, Merger and Sale of Assets" described above, we will do or cause to be done all things necessary to maintain in full force and effect our legal existence, rights (charter and statutory) and franchises. We are not, however, required to preserve any right or franchise if we determine that it is no longer desirable in the conduct of our business and the loss is not disadvantageous in any material respect to any holders of the notes.

Events of Default

The following events will constitute an event of default under the indenture with respect to the notes (whatever the reason for such event of default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)	default in the payment of any interest on the notes, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;

(2)	default in the payment of the principal of or any premium, if any, on the notes, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

(3)	default in the performance, or breach, of any covenant or warranty of ours contained in the indenture, and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in the indenture;

(4)	default in the payment at maturity of our Indebtedness in excess of $50,000,000 or if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our Indebtedness (other than indebtedness which is non-recourse to us) happens and results in acceleration of more than $50,000,000 in principal amount of such Indebtedness (after giving effect to any applicable grace period), and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 60 days after there has been given written notice as provided in the indenture;

(5)	we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

(6)	certain events relating to our bankruptcy, insolvency or reorganization; or

(7)	our default in the performance or breach of the conditions relating to amalgamation, consolidation, merger or sale of assets stated above, and the continuation of such violation for 60 days after notice is given to the Company.

If an event of default with respect to the notes (other than an event of default described in clause (6) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes by written notice as provided in the indenture may declare the principal amount of all outstanding notes to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the notes may, under certain circumstances, rescind and annul such acceleration. An event of default described in clause (6) of the preceding paragraph will cause the principal amount and accrued interest to become immediately due and payable without any declaration or other act by the trustee or any holder.

The indenture provides that, within 60 days after the trustee shall have knowledge of the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default with respect to the notes, the trustee will transmit, in the manner set forth in the indenture and subject to the exceptions described below, notice of such default to the holders of the notes unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest on, or additional amounts with respect to, any notes, the trustee may withhold such notice if and so long as the board, executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the interests of the holders of the notes.

If an event of default occurs, has not been waived and is continuing with respect to the notes, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the notes by all appropriate judicial proceedings. The indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes.

Under the Companies Act, any payment or other disposition of property made by us within six months prior to the commencement of our winding up will be invalid if made with the intent to fraudulently prefer one or more of our creditors at a time that we were unable to pay our debts as they became due.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the notes; provided, however, that no such modification, amendment or supplement may, without the consent of the holder of each outstanding note affected thereby,

•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, the notes;

•	reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, the notes;

•	change our obligation to pay additional amounts with respect to the notes;

•	change the redemption provisions of the notes or, following the occurrence of any event that would entitle a holder to require us to redeem or repurchase the notes at the option of the holder, adversely affect the right of redemption or repurchase at the option of such holder, of the notes;

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to, the notes is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the notes (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date);

•	reduce the percentage in principal amount of the notes, the consent of whose holders is required in order to take specific actions;

•	reduce the requirements for quorum or voting by holders of the notes in the applicable section of the indenture;

•	modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the notes except to increase any percentage vote required or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby; or

•	modify any of the above provisions.

We and the trustee may modify or amend the indenture and the notes without the consent of any holder in order to, among other things:

•	provide for our successor pursuant to a consolidation, amalgamation, merger or sale of assets that complies with the merger covenant;

•	add to our covenants for the benefit of the holders of the notes or to surrender any right or power conferred upon us by the indenture;

•	provide for a successor trustee with respect to the notes;

•	cure any ambiguity or correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the indenture which will not materially adversely affect the interests of the holders of the notes;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the notes under the indenture;

•	add any additional events of default with respect to the notes;

•	provide for conversion or exchange rights of the holders of the notes; or

•	make any other change that does not materially adversely affect the interests of the holders of the notes.

The holders of at least a majority in aggregate principal amount of the notes may, on behalf of the holders of the notes, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the notes may, on behalf of the holders of the notes, waive any past default and its consequences under the indenture with respect to the notes, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to the notes or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each note.

Under the indenture, we are required to furnish the trustee annually a statement as to performance by us of certain of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event of default or any event which after notice or lapse of time or both would constitute an event of default under clause (3) in "— Events of Default" described above.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of the notes that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or called for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or Government Obligations (as defined below) in an amount sufficient to pay the entire indebtedness on the notes with respect to principal and any premium, interest and additional amounts to the date of such deposit (if the notes have become due and payable) or with respect to principal, any premium and interest to the maturity or redemption date thereof, as the case may be.

The indenture provides that, unless the provisions of Section 12.2 are made inapplicable to the notes pursuant to Section 3.1 of the indenture, we may elect either (1) to defease and be discharged from any and all obligations with respect to the notes (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the notes and other obligations to register the transfer or exchange of the notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency with respect to the notes and to hold moneys for payment in trust) ("defeasance") or (2) to be released from our obligations with respect to the notes under certain covenants and any omission to comply with such obligations will not constitute a default or an event of default with respect to the notes ("covenant defeasance"). Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on the notes on the scheduled due dates or any prior redemption date.

Such a trust may only be established if, among other things:

•	the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument, other than the indenture, to which we are a party or by which we are bound,

•	no event of default or event which with notice or lapse of time or both would become an event of default with respect to the notes to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date,

•	we have delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture, and

•	with respect to defeasance, we have delivered to the trustee an officers' certificate as to solvency and the absence of intent of preferring holders over our other creditors.

"Government Obligations" means debt securities which are (1) direct obligations of the United States for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States which, in the case of clauses (1) or (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt.

In the event we effect covenant defeasance with respect to the notes and the notes are declared due and payable because of the occurrence of any event of default other than an event of default with respect to any covenant as to which there has been covenant defeasance, the Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the notes at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

Payment of Additional Amounts

We will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the notes without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which Aspen Holdings is organized or otherwise considered to be a resident for tax purposes or any other jurisdiction from which or through which a payment on the notes is made by Aspen Holdings (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any note such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction (including any such withholding or deduction from such additional amounts), will not be less than the amount provided for in such note or in the indenture to be then due and payable.

We will not be required to pay any additional amounts for or on account of:

(1)	any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, or enforcement of rights with respect to, such note, (b) presented, where presentation is required, such note for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such note could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such note for payment more than 30 days after the date on which the payment in respect of such note became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such note for payment on any day within that 30-day period;

(2)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3)	any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such note to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(4)	any withholding or deduction required to be made pursuant to any EU Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000, 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or

(5)	any combination of items (1), (2), (3) and (4).

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such note if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the note.

Redemption for Tax Purposes

We may redeem the notes at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, if at any time we determine in good faith that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of any taxing jurisdiction (or of any political subdivision or taxation authority thereof affecting taxation) or any change in the position regarding the application or official interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which change in position becomes effective after the issuance of the notes, or (2) any action taken by any taxing jurisdiction (or any political subdivision or taxing authority thereof affecting taxation) which action is generally applied or is taken with respect to the Company, we would be required as of the next interest payment date to pay additional amounts with respect to the notes as provided in "Payment of Additional Amounts" above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the notes under this provision, we will give written notice of such election to the trustee and the holders of the notes. Interest on the notes will cease to accrue unless we default in the payment of the redemption price.

Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obliged to make such payment of additional amounts or withholding if a payment in respect of the notes were then due. In any event, prior to the publication or mailing or any notice of redemption of the notes pursuant to the foregoing, we will deliver to the trustee an opinion of independent tax counsel of recognized standing reasonably satisfactory to the trustee to the effect that the circumstances referred to above exist. The trustee will accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the holders of the notes.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures

We will issue exchange notes only in fully registered form, without interest coupons, in denominations of US$2,000 and integral multiples of US$1,000. We will not issue exchange notes in bearer form.

Global Notes

Exchange notes initially will be represented by one or more notes in registered, global form without interest coupons. (the "Global Notes"). We will deposit the Global Notes upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and register the Global Notes in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear Bank S.A./N.V. (as operator of the Euroclear system, "Euroclear") or Clearstream Banking Luxembourg ("Clearstream")), which may change from time to time.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. You may not exchange your beneficial interest in the Global Notes for notes in certificated form except in the limited circumstances described below under "— Exchanges of Book-Entry Notes for Certificated Notes."

Exchanges of Book-Entry Notes for Certificated Notes

You may not exchange your beneficial interest in a Global Note for a note in certificated form unless:

•	DTC (a) notifies us that it is unwilling or unable to continue as depository for the Global Note or (b) has ceased to be a clearing agency registered or in good standing under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or other applicable statute or regulation, and in either case we thereupon fail to appoint a successor depository;

•	we in our sole discretion determine that the Global Note will be exchangeable for notes in certificated form and notify the trustee of our decision; or

•	an event of default shall have occurred and be continuing with respect to the notes.

In all cases, certificated notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with its customary procedures). Any certificated notes issued in exchange for an interest in a Global Note will bear the legend restricting transfers that is borne by such Global Note. Any such exchange will be effected through the DWAC system and an appropriate adjustment will be made in the records of the Security Registrar to reflect a decrease in the principal amount of the relevant Global Note.

Certain Book-Entry Procedures

The description of the operations and procedures of DTC, Euroclear and Clearstream that follows is provided solely as a matter of convenience. These operations and procedures are solely within their control and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and urge you to contact the system or their participants directly to discuss these matters.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("Indirect participants").

DTC has advised us that its current practice, upon the issuance of the Global Notes, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Notes to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interests in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees (with respect to interests of participants).

As long as DTC, or its nominee, is the registered Holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner and Holder of the notes represented by such Global Note for all purposes under the indenture governing the notes and the notes. Except in the limited circumstances described above under "— Exchanges of Book-Entry Notes for Certificated Notes," you will not be entitled to have any portions of a Global Note registered in your names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owner or Holder of a Global Note (or any note represented thereby) under the indenture governing the notes or the notes.

You may hold your interests in the Global Notes directly through DTC, if you are participants in such system, or indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. Euroclear and Clearstream will hold interests in the Regulation S Global Note on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories. The depositories, in turn, will hold such interests in such Global Note in customers' securities accounts in the depositories' names on the books of DTC. All interests in a Global Note, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of such system. Transfers and exchanges of interests in a Global Note will also be subject to the procedures described above under "— Exchanges Between the Restricted Global Note and the Regulation S Global Note," if applicable.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, your ability to transfer your beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, your ability to pledge your interests in a Global Note to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

We will make payments of the principal of, premium, if any, and interest on Global Notes to DTC or its nominee as the registered owner thereof. Neither we nor the Trustee nor any of our or their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note representing any notes held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note for such notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payment will be the responsibility of such participants.

Except for trades involving only Euroclear and Clearstream participants, interests in the Global Note will trade in DTC's settlement system, and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer and exchange provisions applicable to the notes described elsewhere herein, cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected by DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the DTC settlement date. Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC has advised us that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below and the conversion of notes) only at the direction of one or more participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, the Global Notes will be exchanged for legended notes in certificated form, and distributed to DTC's participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the Global Notes among participants of DTC, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of we, the Trustee or any of our or their respective agents will have any responsibility for the performance by DTC, Euroclear and Clearstream, their participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.

Payments and Paying Agent

We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest (including any additional interest) and any additional amounts) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. We will make all payments of principal, premium, if any, interest (including any additional interest) and any additional amounts with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the Global Notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

The trustee will initially act as our paying agent with respect to the notes. We may change the paying agent without prior notice to the holders of the notes, and we or any of our subsidiaries may act as paying agent.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Registrar; Transfer and Exchange

We have appointed the trustee as a registrar under the indenture. We may rescind such designation without prior notice to the holders of the notes, and we or any of our subsidiaries may act as a registrar.

A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder of the notes, among other things, to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes and fees required by law or permitted by the indenture. We are not required to transfer or exchange any note selected for redemption. Also, we are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed. We will treat the registered holder of a note as its owner for all purposes.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

Information Concerning the Trustee

Deutsche Bank Trust Company Americas is the trustee and paying agent under the indenture and is one of a number of banks with which Aspen Insurance Holdings Limited and its subsidiaries maintain banking relationships in the ordinary course of business. Deutsche Bank Securities Inc., an affiliate of Deutsche Bank Trust Company Americas, the Exchange Agent for the offering of the exchange notes, was one of the Initial Purchasers of the outstanding notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the expiration date of the exchange offer and ending one hundred and eighty days after such date, it will make this prospectus available to any broker-dealer for use in connection with any such resale.

The Company will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

For a period of 180 days after the expiration of the exchange offer, the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. The Company will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

MATERIAL TAX CONSIDERATIONS

The following summary of our taxation, and the material United States federal income tax consequences resulting from the exchange of outstanding notes for the exchange notes by a holder is based upon current law and does not purport to be a comprehensive discussion of all the tax consideration that may be relevant to a decision to exchange outstanding notes for exchange notes. Legislative, judicial or administrative changes may be forthcoming and could be retroactive that could affect this summary.

The following legal discussion (including and subject to the matters and qualifications set forth in such summary) of the material tax considerations (i) under "Material Tax Considerations — Taxation of Aspen Holdings and Subsidiaries — Bermuda" and "Material Tax Considerations — Taxation of Noteholders — Bermuda Taxation" is based upon the advice of Appleby Spurling Hunter, Hamilton, Bermuda, our Bermuda counsel, (ii) under "Material Tax Considerations — Taxation of Aspen Holdings and Subsidiaries — United Kingdom" is based upon the advice of LeBoeuf, Lamb, Greene & MacRae, London, United Kingdom, and (iii) under "Material Tax Considerations — Taxation of Aspen Holdings and Subsidiaries — United States" and "Material Tax Considerations — Taxation of Noteholders — United States Taxation" is based upon the advice of LeBoeuf, Lamb, Greene & MacRae, L.L.P., New York, New York, (the advice of such firms does not include any factual or accounting matters, determinations or conclusions, amounts and computations and amounts of components thereof or facts relating to our business or activities. The discussion is based upon current law. The tax treatment of a holder of exchange notes, or of a person treated as a holder of exchange notes for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder's particular tax situation. Statements contained herein as to the beliefs, expectations and conditions of Aspen Holdings and its subsidiaries as to the application of such tax laws or facts represent the view of management as to the application of such laws and do not represent the opinions of counsel. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF OWNING THE EXCHANGE NOTES.

Taxation of Aspen Holdings and Subsidiaries

Bermuda.

Under current Bermuda law, there is no income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax, estate or inheritance tax payable by us or our shareholders, other than shareholders ordinarily resident in Bermuda, if any. Aspen Holdings and Aspen Bermuda have each obtained from the Minister of Finance under The Exempted Undertaking Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to Aspen Holdings and Aspen Bermuda or to any of their operations or their shares, debentures or other obligations, until March 28, 2016. Aspen Holdings and Aspen Bermuda could be subject to taxes in Bermuda after that date. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to Aspen Holdings and Aspen Bermuda. Aspen Holdings and Aspen Bermuda each pay annual Bermuda government fees, and Aspen Bermuda pays annual insurance license fees. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.

United Kingdom.

Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services are companies incorporated and managed in the United Kingdom and are, therefore, resident in the United Kingdom for

United Kingdom corporation tax purposes and will be subject to the United Kingdom corporation tax on their worldwide profits (including revenue profits and capital gains), whether or not such profits are remitted to the United Kingdom. The maximum rate of United Kingdom corporation tax is currently 30% on profits of whatever description. Currently, no United Kingdom withholding tax applies to dividends paid by Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services. Dividends received by Aspen U.K. Holdings from Aspen Re and Aspen U.K. Services should be exempt from U.K. corporation tax pursuant to the exemption contained in Section 208 Income and Corporation Taxes Act 1988.

None of us except for Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services are incorporated in the United Kingdom. Accordingly, except for Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services, we should not be treated as being resident in the United Kingdom unless our central management and control is exercised in the United Kingdom. The concept of central management and control is indicative of the highest level of control of a company, which is wholly a question of fact. The directors of each of us, other than Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services, intend to manage our affairs so that none of us, other than Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services, are resident in the United Kingdom for tax purposes.

A company not resident in the United Kingdom for corporation tax purposes can nevertheless be subject to U.K. corporation tax if it carries on a trade through a permanent establishment in the United Kingdom but the charge to U.K. corporation tax is limited to profits (including revenue profits and capital gains) attributable directly or indirectly to such permanent establishment.

The directors of each of us, other than Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services (which should be treated as resident in the United Kingdom by virtue of being incorporated and managed there), intend that we will operate in such a manner so that none of us, other than Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services, carry on a trade through a permanent establishment in the United Kingdom. Nevertheless, because neither case law nor U.K. statute definitively defines the activities that constitute trading in the United Kingdom through a permanent establishment, the U.K. Inland Revenue might contend that any of us, other than Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services, are/is trading in the United Kingdom through a permanent establishment in the United Kingdom.

The United Kingdom has no income tax treaty with Bermuda. There are circumstances in which companies that are neither resident in the United Kingdom nor entitled to the protection afforded by a double tax treaty between the United Kingdom and the jurisdiction in which they are resident may be exposed to income tax in the United Kingdom (other than by deduction or withholding) on the profits of a trade carried on there even if that trade is not carried on through a permanent establishment but the directors of each of us intend that we will operate in such a manner that none of us will fall within the charge to income tax in the United Kingdom (other than by deduction or withholding) in this respect.

If any of us, other than Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services, were treated as being resident in the United Kingdom for U.K. corporation tax purposes, or if any of us were to be treated as carrying on a trade in the United Kingdom through a permanent establishment, our results of operations and your investment could be materially adversely affected.

United States.

The following discussion is a summary of all material U.S. federal income tax considerations relating to our operations. A foreign corporation that is engaged in the conduct of a U.S. trade or business will be subject to U.S. tax as described below, unless entitled to the benefits of an applicable tax treaty. Whether business is being conducted in the United States is an inherently factual determination. Because the Internal Revenue Code of 1986, as amended (the "Code"), regulations and court decisions fail to identify definitively activities that constitute being engaged in a trade or business in the United States, we cannot be certain that the IRS will not contend successfully that Aspen Holdings and/or its foreign subsidiaries are or will be engaged in a trade or business in the United States based on activities in addition to the binding authorities discussed below. A foreign corporation deemed to be so engaged would be subject to U.S. income tax at regular corporate rates, as well as the branch profits tax, on its income which is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under the permanent establishment provision of an applicable tax treaty, as discussed below. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a U.S. corporation, except that a foreign corporation is generally entitled to deductions and credits only if it timely files a U.S. federal income tax return. Aspen Bermuda intends to file protective U.S. federal income tax returns on a timely basis in order to preserve the right to claim income tax deductions and credits if it is ever determined that it is subject to U.S. federal income tax. The highest marginal federal income tax rates currently are 35% for a corporation's effectively connected income and 30% for the additional "branch profits" tax.

If Aspen Bermuda is entitled to the benefits under the income tax treaty between Bermuda and the United States (the "Bermuda Treaty"), Aspen Bermuda would not be subject to U.S. income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. No regulations interpreting the Bermuda Treaty have been issued. Aspen Bermuda currently intends to conduct its activities so that it does not have a permanent establishment in the United States, although we cannot be certain that we will achieve this result.

An insurance enterprise resident in Bermuda generally will be entitled to the benefits of the Bermuda Treaty if (i) more than 50% of its shares are owned beneficially, directly or indirectly, by individual residents of the United States or Bermuda or U.S. citizens and (ii) its income is not used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities of, persons who are neither residents of either the United States or Bermuda nor U.S. citizens. We cannot be certain that Aspen Bermuda will be eligible for Bermuda Treaty benefits immediately following the offering or in the future because of factual and legal uncertainties regarding the residency and citizenship of Aspen Holdings' shareholders. Aspen Holdings would not be eligible for treaty benefits because it is not an insurance company. Accordingly, Aspen Holdings and Aspen Bermuda have conducted and intend to conduct substantially all of their foreign operations outside the United States and to limit their U.S. contacts so that neither Aspen Holdings nor Aspen Bermuda should be treated as engaged in the conduct of a trade or business in the United States.

Foreign insurance companies carrying on an insurance business within the United States have a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such companies. If Aspen Bermuda is considered to be engaged in the conduct of an insurance business in the United States and it is not entitled to the benefits of the Bermuda Treaty in general (because it fails to satisfy one of the limitations on treaty benefits discussed above), the Code could subject a significant portion of Aspen Bermuda's investment income to U.S. income tax. In addition, while the Bermuda Treaty clearly applies to premium income, it is uncertain whether the Bermuda Treaty applies to other income such as investment income. If Aspen Bermuda is considered engaged in the conduct of an insurance business in the United States and is entitled to the benefits of the Bermuda Treaty in general, but the Bermuda Treaty is interpreted to not apply to investment income, a significant portion of Aspen Bermuda's investment income could be subject to U.S. income tax.

Under the income tax treaty between the United Kingdom and the United States, a U.K. company is entitled to the benefits of the U.K. Treaty (the "U.K. Treaty") only if various complex requirements can be satisfied. Broadly, these requirements include (i) during at least half of the days during the relevant taxable period, at least 50% of Aspen U.K. Holdings', Aspen Re's and Aspen U.K. Services' stock must be beneficially owned, directly or indirectly, by citizens or residents of the United States and the United Kingdom, and less than 50% of each of Aspen U.K. Holdings', Aspen Re's and Aspen U.K. Services' gross income for the relevant taxable period is paid or accrued, directly or indirectly, to persons who are not U.S. or U.K. residents in the form of payments that are deductible for purposes of U.K. taxation, (ii) with respect to specific items of income, profit or gain derived from the United States, if such income, profit or gain is considered to be derived in connection with, or incidental to each of Aspen U.K. Holdings', Aspen Re's and Aspen U.K. Services' business conducted in the United Kingdom or (iii) at least 50% of the aggregate vote and value of their shares is owned directly or indirectly by five or fewer companies the principal class of shares of which is listed and regularly traded on a recognized stock exchange. Although we cannot be certain that Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services will be eligible for treaty benefits under the U.K. Treaty because of factual and legal uncertainties regarding (i) the residency and citizenship of Aspen Holdings' shareholders, and (ii) the interpretation of what constitutes income incidental to or connected with a trade or business in the United Kingdom, we will endeavor to so qualify. As a result, Aspen U.K. Holdings, Aspen Re and Aspen U.K. Services should be subject to U.S. federal income tax on their income found to be effectively connected with a U.S. trade or business only if such income is attributable to the conduct of a trade or business carried on through a permanent establishment in the United States and the branch profits tax will not apply. Aspen U.K. Holdings and Aspen U.K. Services each have conducted and intend to conduct their activities in a manner so that each of them should not have a permanent establishment in the United States, although we cannot be certain that we will achieve this result. Because of the binding authorities granted by Aspen Re to Aspen Re America and Aspen Management it is likely that Aspen Re would be characterized as having a permanent establishment in the United States and the IRS may be able to successfully assert that Aspen Re has a permanent establishment in the United States as a result of the WU Inc. binding authorities. However, we believe that such characterization and successful assertion by the IRS should not materially adversely affect our results of operations or your investment.

Under the U.K. Treaty, the additional U.S. branch profits tax may be imposed at a rate of up to 5% absent an applicable exception to the extent Aspen U.K. Holdings, Aspen Re or Aspen U.K. Services has a permanent establishment in the United States.

Foreign corporations not engaged in a trade or business in the United States are nonetheless subject to U.S. income tax imposed by withholding on certain "fixed or determinable annual or periodic gains, profits and income" derived from sources within the United States (such as dividends and certain interest on investments), subject to exemption under the Code or reduction by applicable treaties. Generally under the U.K. Treaty the withholding rate is reduced (1) on dividends from less than 10% owned corporations to 15%, (2) on dividends from 10% or more owned corporations to 5% and (3) on interest to 0%. The Bermuda Treaty does not reduce the U.S. withholding rate on U.S.-sourced investment income.

The United States also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rates of tax applicable to premiums paid to Aspen Bermuda are 4% for casualty insurance premiums and 1% for reinsurance premiums. The excise tax does not apply to premiums paid to Aspen Re if (i) it is entitled to the benefits of the U.K. Treaty and (ii) the policies are not entered into as part of a conduit arrangement.

Aspen U.S. Holdings, Aspen Re America and Aspen U.S. Services are Delaware corporations, Aspen Specialty is a North Dakota corporation and Aspen Management is a Massachusetts corporation and as such each is subject to taxation in the United States at regular corporate rates. Additionally dividends paid by Aspen U.S. Holdings will be subject to a 30% U.S. withholding tax subject to reduction under the income tax treaty between the United States and the United Kingdom to 5%.

Taxation of Noteholders

Bermuda Taxation.

Currently, there is no Bermuda withholding tax on interest paid by the Company.

United States Taxation

The following summary sets forth the material United States federal income tax considerations related to the purchase, ownership and disposition of the exchange notes. Unless otherwise stated, this summary deals only with holders of exchange notes who acquired the outstanding notes at their original issue price and who hold the exchange notes as capital assets. The following discussion is only a discussion of the material United States federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular noteholder in light of such noteholder's specific circumstances. In addition, the following summary does not describe the U.S. federal income tax consequences that may be relevant to certain holders of exchange notes, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, financial asset securitization investment trusts, dealers in securities or traders that adopt a mark-to-market method of tax accounting, tax-exempt organizations, expatriates, investors in pass-through entities, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, persons subject to alternative minimum tax or persons who hold the exchange notes as part of a hedging or conversion transaction or as part of a short-sale or straddle, who may be subject to special rules or treatment under the Code. This discussion is based upon the Code, the Treasury regulations promulgated thereunder and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States, or of any foreign government, that may be applicable to the exchange notes or the holders of exchange notes. Persons considering making an investment in the exchange notes should consult their own tax advisors concerning the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction prior to making such investment.

If a partnership holds the exchange notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the exchange notes, you should consult your tax advisor.

The Exchange. The exchange of outstanding notes for exchange notes pursuant to the exchange offer will not constitute a taxable event for U.S. federal income tax purposes. As a result:

•	a holder of exchange notes will not recognize taxable gain or loss as a result of the exchange of outstanding notes for exchange notes pursuant to the exchange offer;

•	the holding period of the exchange notes will include the holding period of the outstanding notes surrendered in exchange therefor; and

•	a holder's adjusted tax basis in the exchange notes will be the same as such holder's adjusted tax basis in the outstanding notes surrendered in exchange therefor.

For purposes of this discussion, the term "U.S. holder" means a beneficial owner of the exchange notes that is, for U.S. federal income tax purposes:

(1) an individual citizen or resident of the United States,

(2) a corporation or entity treated as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

(3) an estate the income of which is subject to U.S. federal income taxation regardless of its source,

(4) a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (y) the trust has a valid election in effect to be treated as a United States Person for U.S. federal income tax purposes, or

(5) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing.

U.S. Holders.

Interest Payments. Interest paid to a U.S. holder on an exchange note will be includible in such holder's gross income as ordinary interest income in accordance with the holder's regular method of tax accounting. In addition, interest on the exchange notes will be treated as foreign source income for U.S. federal income tax purposes. For foreign tax credit limitation purposes, interest on the exchange notes generally will constitute passive income, or, in the case of certain U.S. holders, financial services income (and for taxable years beginning after December 31, 2006 will constitute "passive" or "general" income).

Sale, Exchange, Redemption and Other Disposition of Exchange Notes. Upon the sale, exchange, redemption or other disposition of an exchange note, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other disposition (other than accrued but unpaid interest not previously included in income, which will be taxable as interest) and the holder's adjusted tax basis in such exchange note. A U.S. holder's adjusted tax basis in an exchange note generally will equal the cost of the outstanding note exchanged for the note and any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder's holding period in the exchange note exceeds one year at the time of disposition of the exchange note. For U.S. holders other than corporations, preferential tax rates may apply to such long-term capital gain compared to rates that may apply to ordinary income. The deductibility of capital losses is subject to certain limitations. Any gain or loss realized by a U.S. holder on the sale, exchange, redemption or other disposition of an exchange note generally will be treated as U.S. source gain or loss, as the case may be.

Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with payments of interest on the exchange notes and the proceeds from a sale or other disposition of the exchange notes unless the holder of the exchange notes establishes an exemption from the information reporting rules. A holder of exchange notes that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder's U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders.

The following discussion is limited to the United States federal income tax consequences relevant to a beneficial owner of an exchange note that is a "non-U.S. holder". For purposes of this discussion, a "non-U.S. holder" is a holder of the exchange notes that is a nonresident alien individual or a corporation, estate or trust that is not a U.S. holder.

Interest and Disposition. In general (and subject to the discussion below under "Information Reporting and Backup Withholding"), a non-U.S. holder will not be subject to U.S. federal income tax with respect to payments of interest on, or gain upon the disposition of, exchange notes, unless:

•	the interest or gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States; or

•	in the case of gain upon the disposition of exchange notes, the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year and certain other conditions are met.

Interest or gain that is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States will generally be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. holder. In addition, if such non-U.S. holder is a corporation, such interest or gain may be subject to a branch profits tax at a rate of 30% (or such lower rate as is provided by an applicable income tax treaty).

Information Reporting and Backup Withholding. If the exchange notes are held by a non-U.S. holder through a non-U.S. (and non-U.S. related) broker or financial institution, information reporting and backup withholding generally would not be required. Information reporting, and possibly backup withholding, may apply if the exchange notes are held by a non-U.S. holder through a U.S. (or U.S. related) broker or financial institution and the non-U.S. holder fails to provide appropriate information. Non-U.S. holders should consult their tax advisors concerning the application of the information reporting and backup withholding rules.

European Union Savings Tax Directive

On June 3, 2003 the European Union ("EU") Council of Economic and Finance Ministers adopted a new directive regarding the taxation of savings income. The directive is scheduled to be applied by EU member states ("Member States") from July 1, 2005, provided that certain non-EU countries adopt similar measures from the same date. Under the directive each Member State will be required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other Member State; however, Austria, Belgium and Luxembourg may instead apply a withholding system for a transitional period in relation to such payments. The transitional period is to commence on the date from which the directive is to be applied by Member States and to terminate at the end of the first fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

LEGAL MATTERS

The validity of the exchange notes offered hereby will be passed upon for the Company by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including corporations, New York, New York. Certain matters as to Bermuda law in connection with the offering of the exchange notes will be passed upon for us by Appleby Spurling Hunter, Hamilton, Bermuda.

EXPERTS

The consolidated balance sheet of Aspen Insurance Holdings Limited and its subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of operations, shareholders' equity, comprehensive income and cash flows for the twelve months ended December 31, 2003 and for the period from incorporation on May 23, 2002 to December 31, 2002, the combined balance sheets of the Syndicates as of December 31, 2002 and 2001 and the related combined statements of operations, comprehensive income/(loss), members deficits and cash flows for each of the years in the three year period ended December 31, 2002 and the financial statement schedules for Aspen Insurance Holdings Limited and the Syndicates incorporated by reference in this prospectus have been audited by KPMG Audit Plc, independent registered public accounting firm, as set forth in their reports appearing herein.

ASPEN INSURANCE HOLDINGS LIMITED

OFFER TO EXCHANGE

$250,000,000 principal amount of 6.00% Senior Notes due 2014 of Aspen Insurance Holdings Limited, which have been registered under the Securities Act of 1933, for any and all 6.00% Senior Notes due 2014 of Aspen Insurance Holdings Limited, issued on August 16, 2004

PROSPECTUS

          , 2005

Part II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. Indemnification of Directors and Officers

Bye-Law 145 of the Company's bye-laws provides, among other things, that, subject to certain provisos, the Company's directors, officers or any other person appointed to a committee of the board of directors and any resident representative (and their respective heirs, executors or administrators; collectively, the "Indemnified Persons") shall be indemnified and held harmless out of the assets of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of the Company's business or in the discharge of his duties and the indemnity contained in Bye-Law 145 shall extend to the Indemnified Persons of the Company acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election provided always that the indemnity contained in this Bye-Law 145 shall not extend to any matter which would render it void under the Companies Acts.

Bye-Law 149 of the Company's bye-laws provides that each shareholder and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any director or officer of the Company on account of any action taken by such director or officer or the failure of such director or officer to take any action in the performance of his duties with or for the Company, provided, however, that such waiver shall not apply to any claims or rights of action arising out of the fraud of such director or officer or to recover any gain, personal profit or advantage to which such director or officer is not legally entitled.

The Companies Act provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in the Company's bye-laws or in a contract or arrangement between the Company and the director, indemnifying such director against any liability which would attach to him in respect of his fraud or dishonesty will be void.

The Company has purchased directors and officers liability insurance policies. Such insurance will be available to the Company's directors and officers in accordance with its terms. In addition, certain directors may be covered by directors and officers liability insurance policies purchased by their respective employers, subject to the limitation of the policy terms.

ITEM 21. Exhibits and Financial Statement Schedules

(a) The undersigned registrant hereby undertake:

1. To file, during any period in which offers or sales are being made, a posteffective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

(ii) To reflect in the prospectus any facts arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. To file a posteffective amendment to the Registration Statement to include any financial statements required by Item 8.A of Form 20F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant include in the prospectus, by means of a posteffective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least current as the date of those financial statements.

5. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6. The undersigned registrant hereby undertakes to supply by means of a posteffective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

8. The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 13th day of January 2005.

Aspen Insurance Holdings Limited
By:	/s/ Christopher O'Kane
Name:	Christopher O'Kane
Title:	Chief Executive Officer

The undersigned do hereby constitute and appoint Christopher O'Kane and Julian Cusack, and each of them, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462 (b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 13th day of January 2005.

Signature	Title

/s/ Paul Myners	Chairman and Director

Paul Myners

/s/ Christopher O'Kane	Chief Executive Officer and Director (Principal Executive Officer)

Christopher O'Kane

/s/ Julian Cusack	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)

Julian Cusack

/s/ Julian Avery	Director

Julian Avery

/s/ Ian Cormack	Director

Ian Cormack

/s/ Heidi Hutter	Director

Heidi Hutter

/s/ Prakash Melwani	Director

Prakash Melwani

/s/ Norman L. Rosenthal	Director

Norman L. Rosenthal

/s/ Kamil M. Salame	Director

Kamil M. Salame

/s/ Denise Tessier-Brown

Denise Tessier-Brown (authorized representative in the United States)

EXHIBIT INDEX

Exhibit Number	Description of Document
3.1	Certificate of Incorporation and Memorandum of Association of Aspen Insurance Holdings Limited (incorporated herein by reference to Exhibit 3.1 to Aspen Insurance Holdings Limited 2004 Registration Statement on Form F-1 (Registration No. 333-110435))
3.2	Amended and Restated Bye-laws of Aspen Insurance Holdings Limited (incorporated herein by reference to Exhibit 3.2 to Aspen Insurance Holdings Limited 2004 Registration Statement on Form F-1 (Registration No. 333-110435))
4.1	Indenture between Aspen Insurance Holdings Limited and Deutsche Bank Trust Company Americas, as trustee dated as of August 16, 2004 (incorporated herein by reference to Exhibit 4.3 to Aspen Insurance Holdings Limited 2004 Registration Statement on Form F-1 (Registration No. 333-119314))
4.2	First Supplemental Indenture by and between Aspen Insurance Holdings Limited, as issuer and Deutsche Bank Trust Company Americas, as trustee dated as of August 16, 2004 (incorporated herein by reference to Exhibit 4.4 to Aspen Insurance Holdings Limited's 2004 Registration Statement on Form F-1 (Registration No. 333-119314))
4.3	Exchange and Registration Rights Agreement among Aspen Insurance Holdings Limited, Deutsche Bank Securities Inc. and Goldman Sachs & Co. as representatives of the purchasers named in Schedule I thereto, dated August 16, 2004 (incorporated herein by reference to Exhibit 4.5 to Aspen Insurance Holdings Limited's 2004 Registration Statement on Form F-1 (Registration No. 333-119314))
4.4	Form of 6.00% Senior Notes due 2014.
4.5	Form of Letter of Transmittal relating to the 6.00% Senior Notes due 2014.
4.6	Form of Letter to Broker-Dealers and Other Nominees relating to the 6.00% Senior Notes due 2014.
4.7	Form of Letter to Clients from Broker-Dealers relating to the 6.00% Senior Notes due 2014.
4.8	Form of Instructions from Beneficial Owners relating to the 6.00% Senior Notes due 2014.
4.9	Form of Notice of Guaranteed Delivery relating to the 6.00% Senior Notes due 2014.
5.1	Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. as to U.S. law
5.2	Opinion of Appleby Spurling Hunter as to Bermuda law
12.1	Computation of Ratios of Earnings to Fixed Charges
23.1	Consent of Independent Registered Public Accounting Firm — KPMG Audit Plc
23.2	Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
23.3	Consent of Appleby Spurling Hunter (included in the Opinion filed as Exhibit 5.2)
25.1	Form T-1 Statement of Eligibility Under Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas